SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
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NV ENERGY, INC.
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(Name of Registrant as Specified In Its Charter)

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Michael W. Yackira
President and Chief
Executive Officer

March 19, 2010

To Our Stockholders:

     On behalf of the Board of Directors, I am pleased to invite you to attend the 2010 Annual Meeting of the Stockholders of NV Energy, Inc. The Annual Meeting will be held on Tuesday, May 4, 2010 at 10:00 a.m. Pacific Time at the Vegas PBS Educational Technology Campus in Las Vegas, Nevada. The formal notice of the Annual Meeting is set forth on the next page. A map of the Annual Meeting location can be found at the end of the attached proxy statement.

     The matters to be acted upon at the meeting are described in the attached proxy statement. During the meeting, you and other stockholders will have the opportunity to ask questions and comment on the Company’s operations. Directors, officers, and other employees of the Company will be available to visit with you before and after the formal meeting to answer whatever questions you may have. In addition to the matters set forth herein, we will also discuss 2009 financial results. Refreshments will be provided before and after the meeting.

     Your views and opinions are very important to the Company. Whether or not you are able to be present at the Annual Meeting, we would appreciate it if you would please review the enclosed proxy statement and the Annual Report. Regardless of the number of shares you own, please promptly vote your shares by Internet, telephone or mail.

     We greatly appreciate the interest expressed by our stockholders, and we are pleased that in the past so many of you have voted your shares either in person or by proxy. We hope that you will continue to do so and urge you to execute and return your proxy as soon as possible.

     As our primary distribution method, we are furnishing proxy materials to our stockholders over the Internet. You may read, print and download our Annual Report and proxy statement at the investor section of our website at www.nvenergy.com (select “About our Company”; then “Investor Relations”).

Sincerely,

NV ENERGY, INC.
6226 W. Sahara Avenue
Las Vegas, Nevada 89146
_______________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 4, 2010
_______________

To our Stockholders:

     The 2010 Annual Meeting of Stockholders of NV Energy, Inc. (“Annual Meeting”) will be held at Vegas PBS Educational Technology Campus, 3050 E. Flamingo Road, Las Vegas, Nevada, at 10:00 a.m., Pacific Time. At the meeting, stockholders of NV Energy, Inc. (“Company”) will consider and vote on the following matters:

1.	Elect to the Board of Directors the three nominees who are named in the attached proxy statement to serve until the Annual Meeting in 2011, and until their successors are elected and qualified;

2.	Approve an amendment to the Company’s Restated Employee Stock Purchase Plan, increasing the number of shares available for issuance thereunder;

3.	Ratify the selection of the Company’s independent registered public accounting firm;

4.	Consider a stockholder proposal relating to simple majority voting; and

5.	Transact such other business as may properly come before the meeting, and any or all adjournments thereof.

     Stockholders of record of common stock at the close of business on March 8, 2010, will be entitled to vote by proxy or in person at the meeting, and any or all adjournments thereof.

     As our primary distribution method, we are furnishing proxy materials to our stockholders over the Internet. You may read, print and download our Annual Report and proxy statement at the investor section of our website at www.nvenergy.com. On March 19, 2010, we sent you a notice card by mail with instructions on how to access our proxy materials and Annual Report on the Internet and how to vote online. The notice further explains how to request a paper copy of the proxy materials and the Annual Report, if desired. Alternatively, if you have selected this as a preference in the past, you may have received your annual materials via email. Your email contains links to our proxy materials and annual report on the Internet and instructions how to vote online.

     You are cordially invited to attend the Annual Meeting in person. Whether you plan to attend the meeting or not, please read the accompanying proxy statement and then vote your shares as early as possible. You can change your vote and revoke your proxy at any time before the polls close at the meeting by following the procedures described in the accompanying proxy statement.

On Behalf of the Board of Directors

PAUL J. KALETA, Corporate Secretary

Las Vegas, Nevada
March 19, 2010

TABLE OF CONTENTS
GENERAL	1
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	1
PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS	6
PROPOSAL NUMBER TWO—AMENDMENT OF THE COMPANY’S RESTATED
EMPLOYEE STOCK PURCHASE PLAN	13
PROPOSAL NUMBER THREE— RATIFICATION OF THE SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	17
PROPOSAL NUMBER FOUR— STOCKHOLDER PROPOSAL	17
BOARD AND COMMITTEE MEETINGS	20
EMPLOYEE COMPENSATION	23
EXECUTIVE COMPENSATION	23
EQUITY COMPENSATION PLAN INFORMATION	56
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	57
SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	58
AUDIT COMMITTEE REPORT	58
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	60
COMPENSATION COMMITTEE REPORT	60
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	60
INDEPENDENT PUBLIC ACCOUNTANTS	62
COMMUNICATIONS WITH DIRECTORS	63
OTHER MATTERS	64

NV ENERGY, INC.
6226 W. Sahara Avenue
Las Vegas, NV 89146
_______________

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
_______________

GENERAL

     This proxy statement contains information about the 2010 Annual Meeting of Stockholders of NV Energy, Inc. (“Annual Meeting”). The Annual Meeting will be held on Tuesday, May 4, 2010, beginning at 10:00 a.m. Pacific Time, at Vegas PBS Educational Technology Campus, 3050 E. Flamingo Road, Las Vegas, Nevada. Unless the context otherwise requires, references in this proxy statement to the “Company,” “NVE,” “we,” “us,” or “our” refer to NV Energy, Inc.

     This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors (or Board) for use at the Annual Meeting, and any adjournment thereof. All returned proxies will be voted in accordance with your instructions. Please be sure to vote on each matter. If you return your proxy and leave blank a voting instruction, the matter will be voted in favor of Proposals 1, 2 and 3 and against Proposal 4. You may revoke your proxy at any time prior to voting at the Annual Meeting by giving written notice to the Corporate Secretary of the Company, by submitting a later-dated proxy, or by revoking it in person at the Annual Meeting. For good order, your attendance at the Annual Meeting in itself will not revoke your proxy.

     We make our proxy materials available on the Internet as our primary proxy distribution method. Shareholders will typically only receive a Notice of Internet Availability of Proxy Materials (“Notice”) by mail, without receiving printed materials, unless requested otherwise. The Notice specifies how you may access the Company’s proxy materials on the Internet and how you may submit your proxy. Similarly, our Annual Report to Stockholders for the year ended December 31, 2009 (“Annual Report”) is being made available on the Internet as our primary distribution method. To request a hard copy of either the proxy materials or the Annual Report, or both, please follow the instructions provided in the Notice.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

     At the Annual Meeting, stockholders will consider and vote on the following matters:

1.	Elect to the Board of Directors the three nominees who are named in this proxy statement to serve until the Annual Meeting in 2011, and until their successors are elected and qualified;

2.	Approve an amendment to the Company’s Restated Employee Stock Purchase Plan, increasing the number of shares available for issuance thereunder;

3.	Ratify the selection of the Company’s independent registered public accounting firm;

4.	Consider a stockholder proposal relating to simple majority voting; and

5.	Transact such other business as may properly come before the meeting, and any or all adjournments thereof.

     Please see the discussion on pages 6 through 13 of this proxy statement for further information regarding Proposal 1, the discussion on pages 13 through 17 of this proxy statement for further information regarding Proposal 2, the discussion on page 17 of this proxy statement for further information regarding Proposal 3, and the discussion on pages 17 through 20 of this proxy statement for further information regarding Proposal 4, in each case that our stockholders should consider in determining their vote.

Who can vote?

     Stockholders of record at the close of business on March 8, 2010 (“Record Date”) are entitled to vote at the Annual Meeting. The number of outstanding shares of our common stock entitled to vote at the Annual Meeting is 234,849,697.

How many votes do I have?

     Each share of our common stock that you owned on the Record Date entitles you to one vote on each matter that is before the stockholders at the Annual Meeting.

Is my vote important?

     Your vote is important regardless of how many shares you own. Please take the time to vote.

How can I vote?

     You may vote by proxy, or at the Annual Meeting in person.

     If you are a stockholder of record, you may vote by proxy through the Internet, by telephone or by mail. Detailed voting instructions can be found on the Notice or email sent on March 24, 2010, and are also included in the proxy card at the end of this proxy statement. Please help us save time and postage costs and vote via the Internet at www.ProxyVote.com website before 11:59 p.m. Eastern Time on May 3, 2010. Consistent with the requirements imposed by the Securities and Exchange Commission, stockholder privacy is strictly enforced through a cookie-free and secure website, hosted by Broadridge Financial Solutions. If your shares are held in “street name” by a broker or other nominee, you will receive instructions from the holder of record as to how to vote your NVE shares.

     If you attend the meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot. Ballots will be available at the meeting. Whether you plan to attend the meeting or not, we encourage you to vote by proxy as soon as possible.

Can I vote if my shares are held in “street name”?

     If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm (as the record holder of your shares) is required to vote your shares according to your instructions. Your bank or brokerage firm will provide you instructions. Many banks and brokerage firms offer the option of voting over the Internet or by telephone.

     If your shares are held in “street name” and you wish to attend the Annual Meeting in person, you must bring an account statement or letter from your brokerage firm or bank showing that you are the beneficial owner of the shares as of the record date in order to be admitted to the Annual Meeting. To be able to vote shares that are held in “street name” at the Annual Meeting, you will need to bring a proxy card provided by the holder of record (i.e., your brokerage firm or bank).

What will happen if I do not give my bank or brokerage firm instructions on how to vote my shares held in “street name”?

     Banks, brokers, or other nominees may vote on “routine” Annual Meeting matters, if they have not received instructions from their customer. A broker “non-vote” occurs when a bank, broker, or other nominee has not received voting instructions from a customer and cannot vote the customer’s shares because the matter is not considered routine.

     Of the four matters before the meeting this year, only the ratification of the selection of the independent accounting firm is deemed to be a “routine” matter. Thus, if your shares are held in “street name” and you do not provide timely voting instructions, your bank, broker, or other nominee can vote your shares as it concerns the ratification of the independent accounting firm. In prior years, the election of Directors was considered a routine matter, but, as a result of recent rule changes, this is no longer the case.

Can I change my vote after I have mailed my proxy card?

     Yes. You can change your vote and revoke your proxy at any time before the polls close at the Annual Meeting by doing any one of the following things:
  Submitting a later-dated proxy;

  Giving the Corporate Secretary of the Company a written notice before or at the Annual Meeting that you want to revoke your proxy; or

  Voting in person at the Annual Meeting.
     Your attendance at the Annual Meeting in itself will not revoke your proxy.

What constitutes a quorum?

     For business to be conducted at the Annual Meeting with respect to a particular matter, a quorum must be present for that particular matter. For each of the proposals described in this proxy statement, a quorum consists of the holders of a majority of the votes entitled to be cast at the Annual Meeting, or at least 117,424,850 shares of our common stock.

     Shares of common stock represented in person by proxy (including broker “non-votes” and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists. A share, once represented for any purpose at the Annual Meeting, is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of the meeting unless (1) the stockholder attends solely to object to the procedural or substantive grounds for calling the Annual Meeting and does not vote the shares or otherwise consent to be deemed present, or (2) in the case of an adjournment, a new record date is or will be set for that adjourned meeting.

What vote is required for each item?

     The number of votes required for approval of the matters to be considered is as follows:
  A plurality of votes cast by stockholders present, in person or by proxy, at the Annual Meeting is required for the election of Directors. “Plurality” means that the nominees receiving the largest number of votes cast are elected as Directors up to the maximum number of Directors who are nominated to be elected at the meeting. At the Annual Meeting, the maximum number of Directors to be elected is three. If a Director nominee receives a greater number of votes “withheld” from his or her election than votes “for” such election, the Director must promptly tender a resignation from the Board. The Board will then decide whether to accept the resignation within 120 days following certification of the stockholder vote (based on the recommendation of the Nominating and Governance Committee, which is comprised exclusively of independent Directors). We will publicly disclose the Board’s decision and its reasoning with regard to the offered resignation.

  A majority of the votes cast by stockholders present, in person or by proxy at the Annual Meeting to approve the amendment to the Company’s Employee Stock Purchase Plan and to ratify the selection of independent registered public accounting firm.

  A majority of the votes entitled to be cast at the Annual Meeting is required for approval of the stockholder proposal requesting Directors to take the steps necessary to provide for simple majority voting.
How does the Board of Directors recommend that I vote on the proposals?

     The Board of Directors recommends that you vote:
  FOR the election of the three nominees of the Board of Directors;

  FOR the amendment of the Company’s Restated Employee Stock Purchase Plan;

  FOR ratification of the selection of the Company’s independent registered public accounting firm; and

  AGAINST the stockholder proposal requesting the Directors to take the steps necessary to provide for simple majority voting.

How will votes be counted?

     Each share of common stock will be counted as one vote.

     All proxies will be voted in accordance with the instructions they contain. With the exception of broker “non-votes,” if no instruction is specified on a proxy, it will be voted in favor of Proposals 1, 2 and 3 and against Proposal 4 set forth in the notice of the Annual Meeting. A stockholder may revoke any proxy at any time before it is exercised by giving written notice to the Corporate Secretary of the Company, by submitting a later-dated proxy, or by revoking it in person at the meeting. Your attendance at the Annual Meeting alone will not revoke your proxy.

     Abstentions and broker “non-votes” will not be counted as votes in favor of a proposal, and will also not be counted as votes cast or shares voting on such proposal. Accordingly, abstentions and broker “non-votes” will have the same effect as withholding authority with respect to a nominee for Director and voting against the stockholder proposal.

Who will count the votes?

     The votes will be tabulated by Broadridge Financial Solutions, the inspector of elections appointed for the meeting.

Will any other business be conducted at the Annual Meeting or will other matters be voted on?

     The Board of Directors does not know of any other matters that may come before the Annual Meeting. If any matter properly comes before the Annual Meeting, the persons named in the proxy card that accompanies this proxy statement will exercise their judgment in deciding how to vote, or otherwise act, at the Annual Meeting with respect to that matter or proposal.

Where can I find the voting results?

     We will report the voting results on a Form 8-K to be filed within four business days after the Annual Meeting.

How and when may I submit a stockholder proposal for the 2011 annual meeting?

     Requirements for stockholder proposals to be considered for inclusion in the Company’s proxy materials

     Stockholders of the Company may submit proposals on matters appropriate for stockholder action at meetings of the Company’s stockholders in accordance with Rule 14a-8 of the Securities Exchange Act of 1934, or the Exchange Act. To be submitted for inclusion in next year’s proxy statement, stockholder proposals must satisfy all applicable requirements of Rule 14a-8 and be received at our principal executive offices no later than the close of business on November 19, 2010.

     Requirements for stockholder proposals to be brought before the 2011 annual meeting

     Our bylaws require that any stockholder proposal that is not submitted for inclusion in next year’s proxy statement under SEC Rule 14a-8, but is instead sought to be presented directly at the 2011 annual meeting of Stockholders, must be received at our principal executive offices not later than 120 days prior to the first anniversary of the 2010 Annual Meeting. As a result, proposals, including Director nominations, submitted pursuant to these provisions of our bylaws must be received no later than the close of business on January 4, 2011.

     Furthermore, any proposal presented by a stockholder at the Annual Meeting for which the Company has not been provided with notice on or before January 4, 2011, may be voted on pursuant to the discretionary authority granted to the persons named in the proxy solicited by the Board of Directors for that meeting.

     Stockholder proposals should be sent to:

     Paul J. Kaleta
     Corporate Secretary
     NV Energy, Inc.
     P.O. Box 98910
     Las Vegas, NV 89151

Who will bear the costs of soliciting these proxies?

     We will bear the costs of solicitation of proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares of our common stock they hold in their names. We will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials. In addition to the use of mail, proxies may be solicited by personal interview, by telephone, by facsimile or electronic medium, or by certain employees without compensation. Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902, will assist in the solicitation of proxies at an estimated cost of $8,000, plus expenses.

How can I obtain an Annual Report to Stockholders or an Annual Report on Form 10-K?

     Our Annual Report to stockholders and our Annual Report on Form 10-K for the year ended December 31, 2009, are available on our website at www.nvenergy.com. If you would like a copy of either of these documents, we will send you one without charge. Please contact:

     NV Energy, Inc.
     6226 W. Sahara Avenue MS 51
     Las Vegas, NV 89146
     Attention: Shareholder Relations
     Telephone: (800) 662-7575
     E-mail: sharerelations@nvenergy.com

Whom should I contact if I have any questions?

     If you have any questions about the Annual Meeting or your ownership of our common stock, please contact our Shareholder Relations Department at the address or telephone number listed below.

     NV Energy, Inc.
     6226 W. Sahara Avenue MS 51
     Las Vegas, NV 89146
     Attention: Shareholder Relations
     Telephone: (800) 662-7575

“Householding” of Annual Meeting Materials

     Some banks, brokers and other nominee record holders may be participating in the practice of “householding” materials related to proxy statements and annual reports (including the Notice of Internet Availability). This means that if multiple persons in one household agree to participate in the program, only one set of proxy or other materials will be sent to the household. Your consent to “householding” will be carried over to future years, unless revoked. You may initiate or revoke your householding consent at any time by contacting Broadridge, either by calling toll-free at (800) 542-1061, or by writing to:

     Broadridge Financial Solutions
     Householding Department
     51 Mercedes Way
     Edgewood, NY 11747

PROPOSAL NUMBER ONE

ELECTION OF DIRECTORS

    There are currently 11 members of our Board of Directors. Directors elected prior to or at NVE’s Annual Meeting of Stockholders on April 30, 2009, serve staggered three-year terms expiring at the 2010, 2011 and 2012 annual meetings of stockholders. Directors elected after April 30, 2009 (beginning with those elected at the 2010 Annual Meeting) will serve one-year terms, expiring at the next annual meeting of stockholders.

    The Board has determined that all Directors, except Michael W. Yackira, our Chief Executive Officer (CEO), meet the independence requirements and thus qualify as “independent directors” under the New York Stock Exchange’s Listing Standards (the “NYSE Listing Standards”). All Directors are expected to personally attend the Annual Meeting to meet and converse with stockholders in attendance.

    Upon the recommendation of our Nominating and Governance Committee, the Board has nominated Brian J. Kennedy, John F. O’Reilly and Michael W. Yackira for election to one year terms expiring at the annual meeting in 2011. Each of Messrs. Kennedy, O’Reilly and Yackira has consented to serve, if elected, for the one-year term. For each nominee, you can vote to elect the nominee, or alternatively withhold your vote. If any of the nominees shall become unable or unwilling to serve, all proxies voted in favor of a candidate may be applied to the election of a substitute nominee designated by our Board of Directors, or the Board may reduce the number of Directors. A plurality of votes cast by stockholders present, in person or by proxy, at the Annual Meeting is required for the election of Directors. “Plurality” means that the nominees receiving the largest number of votes cast are elected as Directors up to the maximum number of Directors who are nominated to be elected at the meeting. At the Annual Meeting, the maximum number of Directors to be elected is three. Proxies may not be voted for more than the three persons.

    Our Board has adopted a policy that provides that if any nominee for Director in an uncontested election receives a greater number of votes “withheld” from his or her election than votes “for” such election, the nominee must offer his or her resignation to the Board promptly after the voting results are certified. The Nominating and Governance Committee, comprised entirely of independent Directors and which will specifically exclude any Director who is required to offer his or her own resignation, will consider the tendered resignation and make a recommendation, taking into account all factors deemed relevant, including, without limitation, the underlying reasons why stockholders withheld votes from such Director (if ascertainable) and whether such underlying reasons are curable, the length of service and qualifications of the Director whose resignation has been tendered, the Director’s contributions to the Company, whether by accepting such resignation the Company will no longer be in compliance with any applicable law, rule, regulation or governing document, and whether or not accepting the resignation is in the best interests of the Company and its stockholders. Our Board will act upon this Committee’s recommendation within 120 days following certification of the stockholder vote and will consider the factors considered by the Committee and such additional information and factors as the Board believes to be relevant. We will publicly disclose the Board’s decision with regard to any resignation offered under these circumstances including the reasons for not accepting a resignation offer.

    The Board of Directors recommends that you vote “FOR” the election of the nominees, and proxies solicited by the Board will be voted in favor thereof unless a stockholder has indicated otherwise in the proxy.

    The following is a listing of all the current Directors of NVE, and its wholly owned subsidiaries, Nevada Power Company (“NPC”) d/b/a NV Energy and Sierra Pacific Power Company (“SPPC”) d/b/a NV Energy, and their ages, as well as information about positions they have held with us, their principal occupations and business experience during the past five years, and the names of other publicly-held companies of which they serve as directors, or have served at any time during the last five years, as well as any additional relevant skills, qualifications, attributes, or expertise that qualify them to serve on the Board of Directors. There are no family relationships among them. The Company, in determining the composition of our Board, seeks a balanced mix of local experience, which we believe is specifically relevant for a utility, and nationwide public company experience, among other factors of experience. As a utility company with its operations predominantly in Nevada, we believe it is critically important for the Company and its local Directors to be involved in and otherwise support local community and charitable organizations. We believe that each Director has an excellent local or national reputation and is recognized as a community or national leader.

Nominees for election to the Board (whose terms expire in 2010)

Name of Director		Principal Occupation and Directorships	Director
and Nominee	Age	During Last 5 Years; Other Qualifications	Since
Brian J. Kennedy	66
Mr. Kennedy has been chairman of Argonaut Gold, a Canadian public company, since December 2009. He has served as president and CEO of Argonaut LLC, a private equity group, since 2007. He further served as chairman and a director of Meridian Gold, Inc., a publicly held mining company, until 2007, after having served as its president and CEO from 1996 to 2006. He also served as president and chief operating officer and director of publicly held FMC Gold Company from 1987 to 1996. He further serves as a director on a private exploration company, Western Exploration and Development, Ltd. Mr. Kennedy is a trustee of three nonprofit corporations: the Nevada Museum of Art, the Community Foundation of Western Nevada and the Kennedy Foundation. Mr. Kennedy is a graduate of the U.S. Naval Academy and holds an MBA degree from Harvard University. Mr. Kennedy was elected as a Director of NVE, SPPC and NPC in February 2007.
The Board believes that Mr. Kennedy should serve as a Director of the Company based on his financial expertise and business acumen, knowledge and experience gained over many years as an executive officer, chairman and director of publicly traded companies.
			2007
John F. O’Reilly	64
Mr. O’Reilly is chairman and CEO of the law firm O’Reilly Law Group LLC and John F. O’Reilly APC, and holds board and officer positions at various family-owned business entities and investments. He serves as a member of the community board of Wells Fargo Bank Nevada, N.A. and is a director of Herbst Gaming, Inc. Other relevant prior experience includes: auditing and tax accounting at Arthur Anderson and Ernst & Ernst (now Ernst & Young); serving as a chairman/CEO and board member of a public company in the early 1990’s; and over 40 years of experience as a business transaction attorney and litigator in Nevada. Mr. O’Reilly also serves as a director, trustee or member on various local organizations, including the UNLV Foundation, the Nevada Development Authority and the Henderson Chamber of Commerce. He further serves as a board member on various Nevada not-for-profit organizations, including Vision 2020 Inc. Mr. O’Reilly has a law degree from St. Louis University (cum laude), and a Bachelor of Science degree with an accounting major and an MBA degree (cum laude) from the University of Las Vegas, Nevada. Mr. O’Reilly has been a Director of NPC since 1995 and a Director of NVE and SPPC since July 1999.
The Board believes that Mr. O’Reilly should serve as a Director of the Company as a result of his many years of experience as an attorney dealing with public utility issues, litigation and other areas of the law relevant to the Company, together with his tax and auditing and business and financial experience from his non-legal positions.
			1999

Name of Director		Principal Occupation and Directorships	Director
and Nominee	Age	During Last 5 Years; Other Qualifications	Since
Michael W. Yackira	58	Mr. Yackira was elected to his current position as CEO of NVE effective August 2007. He was previously the Company’s president and chief operating officer from February, 2007 until August, 2007. Prior to that, he served as executive vice president and chief financial officer from December 2003 to February 2007. Prior to that, he was Executive Vice President, Strategy and Policy, from January 2003 to December 2003. Previously, Mr. Yackira served as vice president and CFO of Mars Music, Inc. from 2001 to 2002. Prior to that, he was with Florida-based FPL Group, Inc. from 1989 to 2000 where he held positions as president of FPL Energy, Vice President, Finance and CFO of FPL Group and Senior Vice President, Market and Regulatory Services among other positions. Mr. Yackira also serves as a director of the Edison Electric Institute, the Nevada Development Authority and the Council for a Better Nevada. Mr. Yackira serves on the board of trustees of the UNLV Foundation and the Las Vegas Chamber of Commerce and serves on the board of the Nevada Cancer Institute. Mr. Yackira served as a director of the United Way from 2007 to 2009. He served as a director on the American Heart Association from 2006 to 2008. He further served as a director on the Salvation Army from 2005 to 2006. Mr. Yackira holds a Bachelor of Science degree in accounting from Lehman College, City University of New York. Mr. Yackira is a Certified Public Accountant (CPA). Mr. Yackira was elected a Director of NVE, NPC and SPPC in February 2007.
		The Board believes that Mr. Yackira should serve as a Director of the Company because of his knowledge of the Company as its chief executive officer, as well as his many years of accounting, operations, renewable energy, finance and regulatory experience in the utility industry, and his experience in other industries.	2007

Name of Director		Principal Occupation	Director
and Nominee	Age	During Last 5 Years; Directorships	Since
Directors whose terms expire in 2011
Joseph B. Anderson, Jr.	67
Mr. Anderson has been the chairman and CEO of TAG Holdings, LLC, a parent corporation for various manufacturing and service-based enterprises, since 2002. Mr. Anderson currently serves as a director for the following publicly-held companies: Rite Aid Corporation, Quaker Chemical Corporation, ArvinMeritor, Inc. and Valassis Communications, Inc. Other relevant experience includes directorships and Audit, Compensation, Nominating & Governing, Environmental & Social Responsibility Committee positions at various other publicly held companies since 1992, including at RR Donnelley Corporation, profit and loss responsibilities at General Motors Company in the early 1990s, and majority ownership stakes in various companies (six currently). Mr. Anderson serves as a director of the National Recreation Foundation and he serves on the executive committee of the National Association of Black Automotive Suppliers. Mr. Anderson graduated from the United States Military Academy with a Bachelor of Science Degree in Math and Engineering. He subsequently received two master degrees from the University of California, Los Angeles. He attended the Army’s Command and General Staff College and also is a graduate of the Harvard Advanced Management Program. Mr. Anderson was elected as a Director of NVE, NPC and SPPC in February 2005.
The Board believes that Mr. Anderson should serve as a Director of the Company because of his financial experience and business acumen, knowledge and experience gained over many years and as an owner, executive officer and director of public and private companies, together with his leadership experience with regard to business and diversity matters.
			2005

Name of Director		Principal Occupation	Director
and Nominee	Age	During Last 5 Years; Directorships	Since
Glenn C. Christenson	60
Mr. Christenson has been a managing director of Velstand Investments, LLC, a private investment management company, since 2004. In March 2007, Mr. Christenson retired as executive vice president and chief financial officer of Station Casinos, Inc., a gaming entertainment company, where he was employed for 17 years. Previously, he was a partner of the international accounting firm of Deloitte Haskins & Sells (now Deloitte & Touche LLP) for 17 years, three years of which he served as lead audit partner for the hospitality industry and two years of which he was in charge of the Nevada audit practice. He is a director of the First American Corporation, a public company. He also is a director of Tropicana Entertainment, Inc. In the past, he has served as a director for the Nevada Community Bank from 2001 to 2005. He served on the board of trustees of the Las Vegas Convention and Visitors Authority from 2005 to 2007. He serves as chairman of the National Center for Responsible Gaming, the Nevada State College Foundation and the Nevada Development Authority. Mr. Christenson holds an undergraduate degree in business administration from Wittenberg University and an MBA in finance from The Ohio State University. He has been a CPA since 1975. Mr. Christenson was elected as a Director of NVE, NPC and SPPC in May 2007.
The Board believes that Mr. Christenson should serve as a Director of the Company based on his years of experience as the chief financial officer of a public company, responsible for corporate finance, financial reporting, risk management, accounting and tax information systems, and investor relations, together with his work as an audit partner for Deloitte & Touche.
			2007
Philip G. Satre	60	Mr. Satre retired January 1, 2005, as chairman of Harrah’s Entertainment, Inc., a gaming entertainment company. Previously he was CEO of Harrah’s Entertainment from 1993 to 2003 and served as a director from 1988 through 2004. He is a director of the following public companies: Nordstrom Inc.; Rite Aid Corporation; and chairman of International Game Technology. Mr. Satre served as a director of Tabcorp Holdings (Australia) from 1999 to 2008. He also is a director of the National Center for Responsible Gaming, chairman of the board of trustees of the National World War II Museum and a member of the board of trustees of Stanford University. Mr. Satre is a graduate of Stanford University with a Bachelor of Arts degree in psychology and a law degree from the University of California at Davis. Mr. Satre was elected as a Director of NVE, SPPC and NPC in January 2005 and appointed as Non-Executive Chairman of the Board of NVE in August 2008.
		The Board believes that Mr. Satre should serve as a Director of the Company because of his financial expertise and business acumen, knowledge and experience gained over many years as an executive officer, chairman and director of public companies.	2005

Name of Director		Principal Occupation	Director
and Nominee	Age	During Last 5 Years; Directorships	Since
Directors whose terms expire in 2012
Susan F. Clark	61	Ms. Clark is an attorney and stockholder of Radey Thomas Yon & Clark, P.A. since 2003. Her primary area of practice is in energy and telecommunications law and utility regulation. Prior to that Ms. Clark practiced law with the law firm of Katz, Kutter, Alderman, Bryant and Yon from 2000 to 2003. Prior to that, Ms. Clark was employed with the Florida Public Service Commission from 1980 to 2000, where she served nine years as a commissioner from 1991 to 2000, including two years as commission chair from 1995 to 1996 and as general counsel from 1988 to 1991. Ms. Clark served as a director of the National Association of Regulatory Utility Commissioners (NARUC) from 1997 to 2000 and as a director of the Electric Power Research Institute (EPRI) from 2002 to 2006. In addition, Ms. Clark served on the board of the Brogan Museum of Art & Science from 2000 to 2008, including two years as president from 2003 to 2005. Ms. Clark holds a law degree from the University of Florida and a bachelor of arts in political science from the University of Florida. She has been a member of the Florida bar since 1974. Ms. Clark was elected a Director of NVE, NPC and SPPC in October 2008.
		The Board believes that Ms. Clark should serve as a Director of the Company because of her extensive experience as a public utility regulator, her deep industry knowledge and her extensive background as a lawyer focusing on utility-related issues.	2008
Theodore J. Day	60
Mr. Day has been chairman of Dacole Company, an investment firm, since 1995. Prior to that, Mr. Day was a Senior Partner of Hale, Day, Gallagher Company, a real estate brokerage and investment firm. Mr. Day currently serves as a director of a private exploration company, Western Exploration and Development, Ltd. In prior years, Mr. Day served as a director of Bank of America, Nevada from 1992 to 1995. Mr. Day further serves as a director on the W.M. Keck Foundation, the W.K. Day Foundation, the Boy Scouts of America, Nevada Area Council, the Reno Air Race Association, Linfield College, and the National Cowboy and Western Heritage Museum. Mr. Day also serves as a commissioner on the Nevada State Athletic Commission. In prior years, Mr. Day has served on the boards of many other business development and not-for-profit organizations in Nevada, including the Reno-Sparks Chamber of Commerce, University of Nevada Reno Foundation, Nevada Museum of Art and the Nevada Biodiversity Research Center. Mr. Day received a B.A. in economics and business from Linfield College, an MBA from Stanford University and a Master of Science in applied earth sciences from Stanford University. Mr. Day has served as a Director of SPPC since 1986, of NVE (then known as Sierra Pacific Resources) since 1987, and of NPC since July 1999.
The Board believes that Mr. Day should serve as a Director of the Company based on his extensive business, real estate and investment experience, together with prior board experience with the Company and its predecessors.
			1987

Name of Director		Principal Occupation	Director
and Nominee	Age	During Last 5 Years; Directorships	Since
Stephen E. Frank	68
Mr. Frank retired in 2002 as chairman, president and CEO of Southern California Edison. He is chairman and director of Washington Mutual, Inc. and a director of Northrop Grumman Corp., both publicly held companies. He further is a director of Aegis Insurance Services, Limited, a mutual insurance company. In past years, he has served as a director of various publicly traded companies, including Puget Energy, Inc. from 2004 to 2008, Intermec Inc. from 1997 to 2006, LNR Property Corporation from 2000 to 2005 and Edison International from 1995 to 2002. He served as director of FPL Group from 1990 until 1995. Other management positions held during his career included president and chief operating officer of Florida Power and Light Company, executive vice president and CFO of TRW Inc. and vice president, controller and treasurer of GTE Corporation. Mr. Frank serves as a director for the Los Angeles Philharmonic Association, the Reno Philharmonic Association and St. Mary’s Health Foundation. He holds a bachelor’s degree from Dartmouth College, an MBA in finance from the University of Michigan and he completed the Advanced Management Program at Harvard Business School. He is a member of the advisory board of the College of Science, University of Nevada-Reno. Mr. Frank was elected a Director of NVE, NPC and SPPC in February, 2009.
The Board believes that Mr. Frank should serve as a Director of the Company because of his extensive involvement as an executive officer and director with several public utilities, including in the Western United States, and his service on the boards of other public companies, together with his financial and risk management expertise.
			2009
Maureen T. Mullarkey	50
Ms. Mullarkey retired in 2007 as executive vice president and chief financial officer of IGT, a supplier of gaming equipment and technology. At IGT, she held various management positions, including CFO, senior vice president and treasurer, and gained over ten years of experience in areas of corporate finance, accounting, tax, investor relations, information systems, risk management and insurance. Ms. Mullarkey is currently an Entrepreneur in Residence (EIR) with The Nevada Institute for Renewable Energy Commercialization (NIREC). Ms. Mullarkey serves as a director of Renown Regional Health, Nevada Museum of Art, and the Desert Research Institute. She is also an advisory board member of the Community Foundation of Western Nevada. Ms. Mullarkey holds an MBA degree from the University of Nevada, Reno and a Bachelor of Science from the University of Texas, Austin. Ms. Mullarkey was elected a Director of NVE, NPC and SPPC in April 2008.
The Board believes that Ms. Mullarkey should serve as a Director of the Company based on her years of experience as the chief financial officer of a public company, responsible for corporate finance, financial reporting, risk management, accounting and tax, investor relations and information systems, together with her renewable energy related experience at NIREC.
			2008

Name of Director		Principal Occupation	Director
and Nominee	Age	During Last 5 Years; Directorships	Since
Donald D. Snyder	62
Mr. Snyder retired in March 2005 after more than eight years as president and director of Boyd Gaming Corporation, a publicly traded gaming entertainment company. Mr. Snyder began his banking career immediately following college, rising from the management training program at First Interstate Bancorp’s subsidiary bank in California to chairman and CEO of its subsidiary bank in Nevada over the course of his 22 years with the organization. Mr. Snyder is a co-founder of Bank West of Nevada, now known as Bank of Nevada. He serves as chairman of the board (a non-executive position) of Bank of Nevada and has served as a director of the bank’s parent, Western Alliance Bancorporation (a publicly traded multi-bank holding company), since 1996. He further serves as a director for Tutor Perini Corporation, a public company. He is also a board member of privately-held Switch Communications Group, LLC. He is chairman of the board of The Smith Center for the Performing Arts, a not-for-profit organization. He serves on numerous other not-for-profit organizations, including Nathan Adelson Hospice, Nevada Development Authority, University of Nevada-Las Vegas Foundation and Council for a Better Nevada. Mr. Snyder is a cum laude graduate of the University of Wyoming with a Bachelor of Science degree in Business Administration. He also completed the Graduate School of Credit and Financial Management program at Stanford University and has received an honorary doctor of laws degree from University of Nevada, Las Vegas. Mr. Snyder was elected a Director of NVE, NPC and SPPC in November 2005.
The Board believes that Mr. Snyder should serve as a Director of the Company because of his financial and banking expertise and business acumen, knowledge and experience gained over many years as an executive officer and director of banks and public companies.
			2005

Certain Legal Proceedings

    Mr. Yackira was the Chief Financial Officer of Mars Music, Inc. from February 2001 until June 2002. In September 2002, subsequent to Mr. Yackira’s departure, Mars Music, Inc. filed for bankruptcy protection in the U.S. Bankruptcy Court for the Southern District of Florida. The final decree in this proceeding was issued in November 2005.

PROPOSAL NUMBER TWO

AMENDMENT OF THE COMPANY’S RESTATED EMPLOYEE STOCK PURCHASE PLAN

    The Company’s Employee Stock Purchase Plan became effective initially on June 14, 1984. The plan was subsequently amended and restated by the Board of Directors on July 13, 1999, and approved by stockholders on June 19, 2000. On February 8, 2008, the Board approved a further amendment and restatement of the plan, which was approved by the stockholders on April 28, 2008. On August 6, 2009, the Board approved an amendment to the amended and restated plan, subject to stockholder approval, increasing the maximum number of shares of Common Stock that may be sold to participants over the term of the amended and restated plan from 900,162 shares to 1,900,162 shares, subject to adjustment, as described below. On February 2, 2010, the Board approved a further amendment and restatement of the plan (the “Restated Plan”), paragraph 3 of which (relating to the number of shares subject to the Restated Plan) remains subject to stockholder approval, to be effective with respect to offering periods commencing on or after June 1, 2010.

     The Board of Directors recommends a vote FOR the amendment to paragraph 3 of the Restated Plan relating to the number of shares subject to the Restated Plan, and proxies solicited by the Board will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy.

Summary of Material Provisions of the Restated Plan

     The following is a summary of the material provisions of the Restated Plan as amended as contemplated by this Proposal Number Two, which is qualified in its entirety by reference to the full text of the Restated Plan.

Purpose

     The purpose of the Restated Plan is to provide eligible employees of the Company and its subsidiaries with a means of acquiring an equity interest in the Company through accumulated payroll deductions, to enhance these employees’ sense of participation in the affairs of the Company and to provide an incentive for continued employment. The Restated Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code.

Shares Subject to the Restated Plan

     After giving effect to the increase approved by the Board on August 6, 2009, the maximum number of shares of Common Stock which may be sold to participants over the term of the Restated Plan may not exceed 1,900,162 shares, subject to adjustment, as described below. The shares of Common Stock issuable under the Restated Plan may be either shares newly issued by the Company or shares reacquired by the Company, including shares purchased on the open market.

Adjustments

     If any change is made to the Company’s outstanding Common Stock in connection with stock splits, reclassifications, stock dividends, changes in par value or the like, an appropriate adjustment will be made in the number of shares and option price relating to options that are exercised on the last day of the current offering period.

Eligibility and Participation

     After six months service with the Company or any of its participating subsidiaries, all employees whose customary employment is in excess of 20 hours per week and more than five months per year are eligible to participant in the Restated Plan. As of March 1, 2010, the Company estimated that approximately 3,000 employees were eligible to participate in the Restated Plan. No right granted to an employee under the Restated Plan during an offering period will cover more shares than may be purchased at an exercise price equal to more than 15% of the base salary payable to the employee during the offering period. Participants may increase or decrease their contribution only during open enrollment periods, which are typically in April and October.

Payroll Deduction Periods

     The six-month periods, May 1 to October 31 and November 1 to April 30, are the payroll deduction periods during which payroll deductions will be accumulated under the Restated Plan.

Offering Period

     There are two offering periods each year: June 1 to December 1 and December 1 to June 1. The first day of each offering period is the offering commencement date and the last day of each offering period is the offering exercise date. An offering period may be terminated by the committee administering the Restated Plan prior to an offering exercise date and payroll deductions refunded to participants without interest, or the committee may set a new offering exercise date for an offering period (which date may be before or after the original offering exercise date), if the committee determines that such action is required to comply with applicable laws or stock exchange listing requirements, is appropriate in connection with the sale or other disposition of all or a portion of a subsidiary or any portion of the Company, or is in the best interests of the Company and its stockholders.

Granting Stock Options

     Twice each year on the offering commencement date, the Company will grant to each eligible employee an option to purchase on the offering exercise date at the option price such number of full shares as such employee’s payroll deductions permit. The option price for each offering period is the lesser of (1) 85% of the closing price of such shares on the offering commencement date or (2) 85% of the closing price of such shares on the offering exercise date. Each option will set forth the maximum number of shares that may be purchased by the employee during the offering period, either by stating a fixed number of shares or by incorporating a formula that establishes the maximum number of shares as of the offering commencement date. In the event that the option fails to set such a maximum number of shares, the maximum number of shares that may be purchased by any employee during an offering period will be 2,000 shares.

Special Limitations

     The Restated Plan imposes certain limitations upon a participant’s rights to acquire Common Stock, including the following limitations:
  Purchase rights may not be granted to any individual who immediately thereafter would own stock (including stock purchasable under any outstanding purchase rights) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.

  Purchase rights granted to a participant may not accrue at a rate that exceeds $25,000 in fair market value of the Common Stock (valued at the time each purchase right is granted) during any one calendar year in which such purchase right is outstanding.
Withdrawal from the Plan

     An Employee may withdraw from the Restated Plan, in whole but not in part, at any time prior to the offering exercise date and have his or her accumulated payroll deductions refunded promptly without interest.

Transfer or Assignment of Employee’s Rights

     No purchase rights will be assignable or transferable by the participant, and the purchase rights will be exercisable only by the participant.

Termination of Employee’s Rights

     An Employee’s rights under the Restated Plan will terminate when he or she ceases to be an employee because of retirement, resignation, layoff, discharge, death, or for any other reason. Any payroll deductions not used to purchase stock will be refunded to the participant without interest. If the employee’s payroll deductions are interrupted by any legal process (for example, garnishment or judgment), the employee will be deemed to have withdrawn from the Restated Plan. If payroll deductions are interrupted because compensation at any time during a Payroll Deduction Period is insufficient to cover such deduction due to an approved leave of absence, maternity leave or any other approved leave and the employee otherwise remains eligible to participate in the Restated Plan, the employee’s deductions will be reinstated when sufficient funds exist and such participants will be able to purchase shares on the offering exercise date in such number as his or her accumulated payroll deductions on such date will pay for at the option price. No accelerated or “make-up” amounts will be allowed to compensate for any such missed deductions.

Termination and Amendments to the Restated Plan

     The Board of Directors reserves the right to amend, suspend or terminate the Restated Plan at any time. The Restated Plan shall terminate when all of the unissued shares of stock reserved for the purposes of the Restated Plan have been purchased. The Company must obtain shareholder approval for each amendment of the Restated Plan for which shareholder approval is required by the Internal Revenue Code, any applicable stock exchange listing requirements, or any other applicable laws or regulations. In the event of a proposed sale, exchange, or other transfer of all or substantially all of the assets of the Company, or a merger or consolidation of the Company with or into another corporation or entity, then in the discretion of the Board, each outstanding option will be assumed or an equivalent option substituted, a new offering exercise date will be established, or participant payroll deductions will be refunded without interest.

Limitations on Sale of Shares Purchased Under the Restated Plan

     Shares purchased under the Restated Plan are subject to a one-year holding period. During this time the shares may not be sold, transferred, withdrawn or moved; provided, however, that such prohibition will not apply following the death of a participant.

Stockholder Rights

     No participant will have any stockholder right with respect to the shares covered by his or her purchase right until the shares are actually purchased on the participant’s behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

Administration

     The Restated Plan is administered by the Compensation Committee (the “Committee”) or such other person or persons to whom the Committee may delegate administrative authority, including the Company’s Stockholder Relations Department; provided, that the Committee may not delegate any responsibility or power to the extent that such delegation would cause an option made under the Restated Plan to contravene any securities law, tax law or stock exchange listing requirement. Determinations made by the Committee and approved by the Board of Directors with respect to any matter or provision contained in the Restated Plan shall be final, conclusive and binding upon all parties. The Committee has appointed NVE’s Shareholder Relations Department to manage the day-to-day operations of the Restated Plan.

     No member or former member of the Committee, nor any current or former delegatee of administrative authority under the Restated Plan (including the employees of the Company’s Shareholder Relations Department), shall be liable for any action or determination made in good faith with respect to the Restated Plan or any options granted under it. Each such person will be indemnified and held harmless by the Company against all cost or expense or liability arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or bad faith. Such indemnification shall be in addition to any rights to indemnification or insurance that such person may have as a Director or officer of the Company or under the by-laws of the Company.

Federal Income Tax Consequences

     The following is only a summary of the federal income tax consequences to the participant and the Company with respect to the shares purchased under the Restated Plan. This summary does not describe state or local tax consequences or tax consequences for participants in countries other than the United States.

     The Restated Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. Under a plan that so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Restated Plan.

     The federal income tax liability will depend on whether the disposition is qualified or disqualified. A qualifying disposition will occur if the sale or other disposition of shares purchased under the Restated Plan occurs after the shares have been held more than two years after the offering commencement date and more than one year after the offering exercise date. A disqualifying disposition is any sale or other disposition before the expiration of either of these two holding periods is satisfied.

     If the participant has a disqualified disposition, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. Any additional gain or loss recognized by the participant on the disposition of the stock will be treated as short-term or long-term capital gain or loss, depending on the time the participant held the shares between the purchase date and the disposition.

     If the participant has a qualified disposition, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) 15% of the fair market value of the shares on the participant’s entry date into that purchase period; and any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

     The Board of Directors recommends a vote “FOR” the Amendment of the Company’s Restated Employee Stock Purchase Plan.

PROPOSAL NUMBER THREE

RATIFICATION OF THE SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee of the Board of Directors appoints NVE’s independent registered public accounting firm. It has appointed Deloitte & Touche LLP (Deloitte) as the independent registered public accounting firm to audit the accounts of NVE and its subsidiaries, as well as audit the effectiveness of the Company’s internal controls over financial reporting, for the fiscal year ending December 31, 2010. Although stockholder approval of Deloitte is not required by law, the Board believes that it is advisable to give stockholders the opportunity to ratify this selection. If the stockholders do not ratify the appointment, it will be reconsidered by the Audit Committee. Additional information on audit-related matters may be found beginning on page 62 of this proxy statement under “Independent Public Accountants.”

     Representatives of Deloitte will be present at the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions raised at the meeting.

     The Board of Directors recommends a vote “FOR” ratification of the appointment of Deloitte & Touche LLP as NVE’s independent registered public accounting firm for 2010.

PROPOSAL NUMBER FOUR

STOCKHOLDER PROPOSAL

     Mr. Gerald Armstrong, 910 Sixteenth Street, No. 412, Denver, Colorado 80202-2917, the owner of 343.607 shares of the Company’s common stock, has advised the Company that he intends to submit a proposal to be voted upon at the Annual Meeting. If either Mr. Armstrong or his representative who is qualified under Nevada law is present at the Annual Meeting and properly submits the proposal for a vote, then the proposal will be voted upon at the Annual Meeting. Your Board recommends that you vote AGAINST this proposal. Unless you specify otherwise, the Board intends the accompanying proxy to be voted against this proposal.

     The proposal and supporting statement, for which the Board and the company accept no responsibility, are set forth below.

RESOLUTION

     That the stockholders of NV ENERGY, INC. request our Board of Directors to take the steps necessary so that each stockholder voting requirement in our charter and bylaws, that calls for a greater than simple majority vote, be changed to a majority of the votes cast for or against any proposal in compliance with applicable laws.

STATEMENT

     Currently, a 1% minority can frustrate the will of the 66% stockholder majority as the super-majority requirements (67%), may be nearly impossible [sic] to obtain. Super-majority requirements are arguably used to block initiatives supported by most stockholders but opposed by management.

     During 2009, this proposal topic received from 74% to 88% support at the following corporations:

Weyerhauser Company
Alcoa
Waste Management, Inc.
FirstEnergy Corp.
McGraw-Hill, Inc.
Macy’s, Inc.

     In 2008, the proposal was passed at:

Eli Lilly & Co.
Lowe’s Corporation
Amgen, Inc.
Whirlpool Corporation
Lear Corp.
Liz Claiborne, Inc.

     The Council of Institutional Investors www.cii.org recommends adoption of the simple majority voting standard.

     If you agree, please vote “FOR” this proposal.

Board of Directors Statement in Opposition

     Your Board of Directors unanimously recommends a vote AGAINST the above proposal for the following reasons:

     A simple majority vote already applies to most corporate matters. Under the Company’s existing governance documents, a simple majority vote requirement already applies to most matters submitted for stockholder approval. For those matters that require more than a simple majority vote, several are dictated by the requirements of Nevada law or relate to amendments to those provisions. For the remaining provisions, your Board has carefully considered the arguments for and against eliminating these supermajority voting requirements and has concluded that they continue to promote the best interests of all of the Company’s stockholders.

     Certain voting requirements are mandated by the Nevada Law. The stockholder proposal itself provides that any changes to the voting requirements shall be “in compliance with applicable laws.” Because the Company is incorporated in the State of Nevada, its Articles of Incorporation and By-laws must comply with the provision of the Nevada Revised Statutes. In two instances, the voting requirements in the Company’s Articles are already set at the lowest level permitted by the Nevada Revised Statutes.

     Article V, Section 5 of the Company’s Articles of Incorporation establishes the voting requirement to amend the Articles of Incorporation and provides that any such amendment must be approved by the holders of a majority of the voting stock outstanding. Article VI of the Company’s Articles establishes the voting requirement to remove a member of the Board of Directors and provides that any such removal must be approved by holders of two-thirds of the outstanding capital stock entitled to vote in the election of Directors. Both of these voting thresholds are set at levels required by the Nevada Revised Statutes and cannot be lowered by action of the stockholders or Directors, which in each case do not allow the Company to adopt a lower voting threshold. Accordingly, the stockholder proposal would not be relevant to these provisions.

     Article VI of the Company’s Articles of Incorporation (dealing with the election and removal of Directors) also provides that that particular Article may not be amended except by a vote of holder of at least 66-2/3% of the Company’s common stock issued, outstanding and entitled to vote unless two-thirds of the entire Board of Directors has approved the amendment, in which case the amendment need only receive an affirmative vote by holders of a majority of the common stock issued, outstanding and entitled to vote. While it would be theoretically possible to lower the 66-2/3% voting requirement for amendments to this Article, Nevada law would not permit the underlying voting requirement for the removal of Directors to be lowered below 66-2/3%, so there would be no purpose served by changing the voting threshold for amendments to Article VI.

     The remaining supermajority vote provisions protect stockholder interests. The Board strongly believes that the remaining voting provisions should be maintained because they are in the best interests of all of the Company’s stockholders.

     Article VIII of the Articles establishes certain “fair price” requirements in connection with business transactions with an “interested stockholder”. The requirement of a vote by 66-2/3% of the outstanding shares to approve such transactions is intended to protect stockholders from hostile takeovers in which an acquirer buys a substantial voting interest and then acquires the remaining shares in a coercive merger where it pays an unfair price for such shares. This protective measure is not designed to prevent a takeover but rather to ensure that all the stockholders receive a fair price for their shares if a takeover were to take place.

     This “fair price” provision addresses certain proposed merger or business combinations involving an “interested stockholder” (a stockholder having more than 10% of the Company’s voting power) by requiring a 66-2/3% stockholder vote to approve such a transaction. This supermajority approval requirement is not triggered if the proposed transaction is approved by a majority of continuing Directors, or if the Company’s stockholders will receive fair consideration, defined as the higher of the highest price paid by the interested stockholder for the Company’s shares within the past two years or the fair market value of the Company’s shares at the time of the public announcement of the transaction or the date on which the stockholder became an “interested stockholder”. A 66-2/3% vote is also required to amend the fair price provision. Without this latter protection, the provision could be easily side-stepped in a hostile takeover by a small vote, thereby eliminating an important safeguard to stockholders. Because the fair price provisions are designed to protect shareholders against manifestly unfair treatment in important corporate transactions, the Board believes that the procedural protections continue to be in the best interests of all stockholders and that it remains appropriate to require a supermajority vote to approve a non-complying transaction or to modify these protections.

     Two provisions in the Company’s By-laws require votes greater than a majority of the votes cast for or against a matter. The first requires that any proposal submitted for the purpose of advising the Board of Directors of the stockholders’ wishes be approved by holders of a majority of the outstanding stock of the Company. The Board of Directors believes that this threshold is appropriate for advisory votes since it ensures that a matter passed with this level of support in fact reflects the wishes of a true majority of the Company’s stockholders rather than a bare majority of a quorum which could be comprised of as little as 25.1% of the outstanding voting power of the Company, or even less when broker non-votes and abstentions are considered.

     The second relevant provision of the By-laws is Article XXXIV, which provides that the By-laws may be amended by a vote of the majority of the Board of Directors or by a vote of two-thirds of the voting power of the issued and outstanding capital stock of the Company. The Board of Directors believes that the By-laws should be amended by stockholders only with a strong stockholder mandate. The By-laws constitute part of the fundamental framework of our governance structure. When considering amendments to the Company’s Bylaws, the Board of Directors has a fiduciary duty to all stockholders. In contrast, stockholders generally have no fiduciary duty to one another. Since stockholders may have differing interests that result in amendments to the By-laws affecting different stockholders in different, possibly non-beneficial ways, the Board of Directors believes that amendments to the By-laws not approved by the Board should be made only when a broad consensus of stockholders agree that change is prudent.

     We are committed to effective governance. The Company has a longstanding commitment to sound corporate government policies and practices, which ensure that the Company is governed in accordance with high standards of ethics, integrity and accountability and in the best interests of our stockholders. The Company’s Nominating and Governance Committee regularly considers and evaluates corporate governance developments and recommends to the Board modifications to the Company’s corporate governance guidelines. Such review has resulted in the termination of the Company’s stockholders rights plan (poison pill) and the adoption of amendments to the Company’s Articles of Incorporation to eliminate the Company’s classified Board structure and provide for the annual election of all Directors. Additionally, the Company’s governance policies and practices comply with all requirements of the NYSE and SEC corporate governance standards.

     For all of the above reasons, your Board of Directors unanimously recommends a vote AGAINST the adoption of this proposal and proxies solicited by the Board will be voted against the proposal unless a stockholder has indicated otherwise in the proxy.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors maintains the following committees: Audit; Compensation; Nominating and Governance; and Finance. Until April 30, 2009, the Board of Directors also maintained a Corporate and Civic Responsibility Committee and a Renewables, Conservation and Recycling Committee. The Board may establish ad hoc committees for specific projects from time to time. The charters of our Audit, Compensation, and Nominating and Governance committees, our corporate governance guidelines, and our code of business conduct and ethics are posted on the Company’s website at www.nvenergy.com.

     There were four regularly scheduled and two special meetings of the Board of Directors during 2009. Each member of the Board attended at least 75% of all meetings of the Board of Directors and at least 75% of all Committee meetings on which he or she served. Non-management Directors meet at regularly scheduled and unscheduled Executive Sessions during Board meetings without management present. Philip Satre, the Non-Executive Chair of the Board, presided over these Executive Sessions.

Leadership Structure

     In 2007, the Board of Directors undertook a comprehensive review of its leadership structure. After considering the specific nature of the Company’s business as a utility holding company and the developing corporate governance practices at other publicly-held companies, the Board of Directors determined to separate the roles of Chief Executive Officer and Chairman of the Board. In 2009, the evaluation of NVE’s leadership structure resulted in the continuation of these separate roles and further resulted in a review of all Committee Charters. All Committee Charters were updated in 2009 and the Audit Committee Charter was updated again on February 2, 2010 to reflect new risk oversight responsibilities. In 2009, the Nominating and Governance Committee reviewed the composition of the Board and believes NVE has an appropriate number of Directors.

Board of Directors’ Role in Risk Oversight

     To establish a framework for oversight of risk at the Company, the Board of Directors adopted the NV Energy Enterprise Risk Management and Control Policy. This policy established the Enterprise Risk Oversight Committee (“EROC”), which is comprised of members of senior management and is responsible for ensuring that adequate risk assessment and control policies and procedures are in place and followed. The EROC is the principal mechanism by which the Board of Directors is kept apprised of the risk profile of the Company as well as the Company’s risk control efforts. The EROC reports quarterly to the Audit Committee of the Board, which is informed of the Company’s risk control efforts, is advised of any corrective actions taken, and considers any proposed modification of risk control policies within the Company. In addition to the EROC’s reports to the Audit Committee, senior management assesses and reports quarterly to the Audit Committee regarding the risk factors and forward-looking statements contained in the Company’s Form 10-K and 10-Qs. In addition, Internal Audit conducts an annual risk assessment and prepares an audit plan that is updated throughout the year and any changes are approved by the Audit Committee. The risk assessment process for the May 2009 to April 2010 audit plan included leveraging information about priorities and risks from publicly available sources, interviews with senior management, and facilitated sessions with the internal audit team. The internal audit plan was developed based on the key risk drivers identified, knowledge of past internal audits, and the views and perspectives of senior management and the entire Internal Audit team. Furthermore, the full Board receives reports directly from members of senior management regarding various strategic, financial and operational risks facing the Company. The Board of Directors believes that this structured approach to risk oversight – quarterly reports of the EROC, senior management and Internal Audit to the Audit Committee combined with regular reports on risk from senior management to the full Board – ensures that the complex subject of risk management receives detailed oversight at the Audit Committee level while at the same time providing the full Board with an opportunity to be briefed directly on significant risks facing the Company and the efforts being made to address those risks.

Audit Committee

     The Audit Committee was established in July 1992 to periodically confer with NVE’s independent auditors and to review its internal auditing program, procedures and its financial statements to ensure that NVE’s operations and financial reporting are in compliance with all applicable laws, regulations, and NVE policies. In 2010, the Audit Committee assumed additional responsibilities related to risk oversight, including, with the advice and assistance of management’s Enterprise Risk Oversight Committee, to discuss guidelines and policies that govern the process of risk assessment and risk management and make recommendations to the Board on risk management policy. The Directors presently serving on the Audit Committee, all of whom are “independent,” as defined in the NYSE Listing Standards, are: Mr. Christenson (Chair), Ms. Clark, Mr. Frank, Mr. Kennedy and Ms. Mullarkey. The Audit Committee met seven times in 2009. The membership and structure of the Audit Committee as well as its governing documents satisfy all requirements of the SEC and the NYSE. The Committee’s charter is posted on NVE’s website at www.nvenergy.com.

Compensation Committee

     The Compensation Committee was formed in July 1999 and assumed the duties of a pre-existing Compensation and Organization Committee, originally formed in 1991. This Committee reviews executive officer performance and reviews and recommends to the Board any changes in compensation for executive officers so that they are compensated in a manner consistent with NVE’s compensation strategies, internal fairness considerations, competitive practice and the requirements of the appropriate regulatory bodies. The Committee also periodically reviews outside Director compensation. The Committee further oversees NVE’s pension, 401(k) and other benefit plans. The Committee’s charter is posted on NVE’s website at www.nvenergy.com. The Directors presently serving on the Compensation Committee are Mr. Anderson (Chair), and Messrs. Day, Christenson, Frank and Snyder. The Compensation Committee met four times in 2009. All members of the Compensation Committee are independent as defined in the NYSE Listing Standards. No member of the Committee has any relationship with NVE that might interfere with the exercise of independent judgment or overall independence from management of NVE.

Nominating and Governance Committee

     The Nominating and Governance Committee, which was formed in August 2003, assumed certain duties formerly discharged by the Human Resources Committee. This Committee considers nominations to the Board of Directors as recommended by or from a variety of sources, including Board members, senior management, community and business leaders, and search agencies to whom it has paid fees in the past and may continue to pay a fee.

     Although the Board has not established a policy or any absolute prerequisites for membership, in seeking new Directors the Board aims to balance complementary knowledge, expertise and skill in areas such as business, finance, accounting, risk, marketing, public policy, manufacturing and operations, regulated industries, government, technology, law, environmental and other areas that the Board has decided are desirable and helpful to fulfilling its role. The Company, in determining the composition of our Board, seeks a balanced mix of local experience, which we believe is specifically relevant for a utility, and nationwide public company experience, among other factors of experience. As a utility company with its operations predominantly in Nevada, we believe it is critically important for the Company and its local Directors to be involved in and otherwise support local community and charitable organizations. Diversity in gender, race, geography and background of Directors, consistent with the Board’s requirements for independence, knowledge and experience, are all considered when the Board seeks new members. The Committee annually assesses and makes recommendations to the Board regarding Board composition, including the number of Board members, and the skills and experience, diversity, age, education and geographic location of its members in the context of the needs of the Board. The Committee also evaluates annually the Board as a whole, its committees, and each Director, and makes recommendations to the Board as appropriate. Furthermore, the Committee considers candidates recommended by stockholders. To be considered, nominations must be submitted in writing to the Committee in care of the Secretary of NVE within the time frame fixed by NVE’s By-Laws as reported in this proxy. Any stockholder submitting a recommendation should include as much information as he or she deems appropriate for consideration by the Committee. The Secretary will then submit the recommendation to the Committee for consideration at or before the time the Committee makes its recommendations to the Board for nominees for the next Annual Meeting of Stockholders.

     In 2009, the Committee assumed additional governance responsibilities related to non-financial compliance and sustainability matters, including the Company’s Related Party policy, implementation of Company compliance programs and review of the Company’s sustainability report. The Committee also recommends appointments of Directors to Board Committees and reviews plans for management succession. Pursuant to New York Stock Exchange (NYSE) rules, the Committee’s Charter and NVE’s Code of Business Conduct, and Corporate Governance Guidelines are posted on NVE’s website at www.nvenergy.com. The Directors presently serving on the Nominating and Governance Committee are Mr. Snyder (Chair), and Messrs. Anderson, Day, Kennedy and Satre. All members of the Nominating and Governance Committee are independent as defined in Section 303A of the NYSE Listed Company Manual. No member of the Committee has any relationship with NVE that might interfere with the exercise of independent judgment or overall independence from management of NVE. The Nominating and Governance Committee met six times in 2009.

Finance Committee

     The Finance Committee, until April 30, 2009 known as the Planning and Finance Committee, was formed in July 1999. This Committee reviews and makes recommendations to the Board concerning budgets, the type and amount of financing, insurance, dividends, benefit plan investment performance, and real estate matters. The Directors presently serving on the Finance Committee are Mr. O’Reilly (Chair), Ms. Clark, Ms. Mullarkey and Messrs. Satre and Yackira. The Finance Committee met five times in 2009.

Corporate and Civic Responsibility Committee

     The Corporate and Civic Responsibility Committee was formed in July 1999 and, among other things, assumed the duties of the previous Environmental Committee, which was established in 1992. On April 30, 2009, the Board eliminated the Corporate and Civic Responsibility Committee and transferred its responsibilities to the Nominating and Governance Committee. Among its other duties, this Committee oversaw NVE’s environmental policy and performance and provided guidance to executive management on environmental issues as well as overseeing all other aspects of corporate compliance with applicable law (other than financial reporting, financial controls, accounting, or similar financial/accounting subjects which are within the authority of the Company’s Audit Committee), business standards of conduct, corporate giving, and legislative and governmental affairs. The Corporate and Civic Responsibility Committee met one time in 2009.

Renewables, Conservation and Recycling Committee

     The Renewables, Conservation and Recycling Committee began as an ad hoc committee and became a standing committee in August 2007. On April 30, 2009, the Board eliminated the Renewables, Conservation and Recycling Committee. All matters previously addressed by this Committee are now reviewed by the Board. This Committee reviewed energy efficiency initiatives and programs, renewable energy resources (both purchased power and direct investment) and recycling initiatives and programs. The Renewables, Conservation and Recycling Committee met one time in 2009.

EMPLOYEE COMPENSATION

     NVE does business in a highly-regulated industry which now stands in the middle of national energy and environmental policy debates and is increasingly characterized by emerging technologies. NVE follows a compensation strategy appropriate for such an industry and designed to manage risk by employing a balanced portfolio of performance and market driven compensation components designed to optimize shareholder and customer interests and thereby ensure sustainable business success and value-creation. This compensation strategy supports the Company’s vision to be the premier provider of energy in Nevada and is further aligned with NVE’s mission to provide energy, products and services that enable our customers to manage their energy needs while delivering industry-leading returns for our investors.

     Compensation packages at NVE are generally targeted at the median of our energy services industry. Regular full time employees at NVE receive a base salary, supplemented with incentive pay, together with employee benefits. Annual incentive awards are available to all Company employees upon the accomplishment of individual performance objectives and annual business goals, which balance three areas: financial performance, customer perception and company performance. Longer term incentive awards are available to our executive officers and senior management upon the accomplishment of business goals tied to stock price performance and other corporate goals over a longer period of time. Our long-term incentive plans are designed to balance business goals with long-term value creation and to attract and retain our key talent. In executing our business goals, all employees are guided by The Power of Integrity which sets forth the fundamental ethical and legal responsibilities that all employees are expected to uphold.

     In light of new SEC rules on pay risk disclosure adopted in December, 2009, the Compensation Committee asked independent compensation consultant Frederic W. Cook & Co. Inc. (F.W. Cook) to conduct a pay risk assessment. F.W. Cook found no significant risk areas in our compensation programs and noted that incentive plans are generally well-aligned with compensation design principles. The Committee agreed that risks arising from NVE’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on NVE.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

     The following discussion and analysis outlines the philosophy and objectives of NVE’s executive compensation program, describes how compensation decisions were made in 2009, and provides details about the material, individual components of total compensation for the five named executive officers, or NEOs, in 2009. The NEOs in 2009 were:
  Michael W. Yackira, Chief Executive Officer

  William D. Rogers, Chief Financial Officer, Senior Vice President and Treasurer

  Jeffrey Ceccarelli, Senior Vice President, Energy Supply

  Roberto R. Denis, Senior Vice President, Energy Delivery

  Paul J. Kaleta, Senior Vice President, Shared Services, General Counsel and Corporate Secretary

     The Compensation Committee, or the Committee, which is composed entirely of Directors who are independent in accordance with the NYSE Listing Standards, makes final compensation decisions regarding the NEOs.

Executive Summary of Compensation Actions

     The following is intended to highlight the key compensation disclosures discussed in more detail in this Compensation Discussion and Analysis:
  There were no adjustments in 2009 to the base salary of any of the NEOs over 2008.

  Long -Term Incentive Plan awards made in 2007 were measured at the end of 2009, and no payouts were made to any of the NEOs under these awards, which, therefore, were forfeited at the end of 2009.

  In designing the 2009 executive compensation program, the Committee considered NVE’s 2009 overall three part corporate strategy of (1) energy efficiency, and conservation programs, (2) purchase and development of renewable energy projects and (3) construction of highly-efficient generating and transmission facilities and maximizing the operations of current generation assets. Additional objectives included management of energy risk, environmental matters, regulatory filings and access to capital.

  The primary objectives of the compensation program continued to be rewarding executive officers for contributions to the Company’s growth, profitability and other business goals; linking the interests of our executive officers with the long-term interests of our stockholders; and attracting, retaining and incenting exceptionally knowledgeable and experienced executive officers.

  In 2009, NEO salary and incentive compensation were benchmarked against the Towers Perrin 2008 Energy Services Industry Compensation Database.

  NVE generally seeks to pay total direct compensation near the 50th percentile of other companies in the 2008 Energy Services Industry Compensation Database.

  In 2009, executive compensation consisted of the following material components:

    base salary;

    short-term cash incentives;

    long-term, equity-based incentives;

    retirement benefits;

    post-termination benefits; and

    other benefits including certain perquisites
  NVE seeks to reward short-term performance with the possibility of annual cash awards to all employees, including the NEOs, under our Short-Term Incentive Plan, or STIP, based on overall corporate objectives (financial performance and customer perception), company-wide Key Performance Indicators (“KPIs”) and individual performance objectives. In 2009, individual business unit performance targets were replaced with company-wide KPIs because it better aligned objectives between departments. The rationale was to reinforce the one team approach throughout the Company and to recognize that the actions of employees in one business or service organization were necessary to the success of other business/operations organizations.

  NVE seeks to link the interests of the NEOs with those of our stockholders by the grant of equity-based, long-term incentive awards under our Long-Term Incentive Plan, or LTIP. In 2009, the NEOs received two-thirds of the value of their LTIP awards in the form of Performance Shares and the remaining one-third in Performance-Based Restricted Shares, or PBRS’s. The Performance Shares vest after three years based on our total shareholder return compared to that of the S&P Super Composite Electric Utility Index. The PBRS’s vest after three years to the extent certain measurements under the STIP are met over that period.

  There is in place a change in control policy, which provides for payments and other benefits if a NEO’s employment terminates upon a qualifying event or circumstances.
Executive Compensation Philosophy

     The Committee believes that NVE’s success starts with the right leadership. The Committee seeks to offer executive compensation that is competitive, as well as fair and prudent for an investor-owned utility. The three objectives of the executive compensation philosophy are:
  Reward executive officers appropriately for their contributions to the growth, profitability and success at meeting our other goals and objectives, while also appropriately managing risk.

  Link the interest of executive officers to the long-term interests of the stockholders through a mix of short-term and long-term incentives that include downside risk, as well as upside potential.

  Attract, retain and incentivize exceptionally knowledgeable and experienced executive officers who are dedicated to the Company’s business goals.
     Total direct compensation is generally targeted at the median of the Towers Perrin Energy Services Industry Executive Compensation Database. Total direct compensation is the sum of cash compensation and the expected value of long-term incentives. Compensation and hiring decisions, however, can also be influenced by other factors, such as the availability of talent, industry conditions, experience and corporate goals.

     To link the interests of the senior officers to the interests of the Company’s stockholders and its customers, NVE offers a mix of long-term and short-term incentives that consider company goals that include downside risk as well as upside potential. This weighting reflects the Committees objective to ensure that a substantial portion of each NEO’s total compensation is tied to the achievement of short-term and long-term corporate and individual performance goals.

     Accordingly, the Committee annually provides short-term and long-term incentive compensation under two plans, the STIP and the LTIP, which provide for cash and equity and equity-based compensation based upon objectives set by the Committee. The STIP portion of compensation forms the variable cash component of annual compensation and is based on some combination of company-wide performance goals (related to financial performance, customer perception, and operational performance), as well as individual performance. The LTIP portion of compensation provides for equity and equity-based grants and is typically tied to more long range goals. The Committee attempts to provide for a total potential amount of compensation that may be attained under incentive awards that is typically more than the amount provided in the form of base salary.

     The primary purpose of grants under the STIP and the LTIP is to achieve a focused, concerted effort on specific aspects of both company and individual performance. Participants in the STIP and LTIP receive a benefit only if specific performance measures are met or exceeded. In addition, the Committee believes that grants under the STIP and the LTIP are useful in helping to retain key executives who are achieving superior performance against NVE goals by motivating them to remain in their positions and in encouraging continued performance excellence. The Committee attempts to provide substantially more potential value to the NEOs through the LTIP rather than the STIP. This greater potential value is intended to increase the retention element of the executive compensation program. The size and content of incentive awards varies from year to year and is generally determined in reference to the NEOs base salary for that year. In making that assessment, the Committee considers factors such as the relative merits of cash and equity as a device for retaining and motivating NEOs and practices used by other utility and energy companies.

     In determining the grants to be made under these plans, the Committee considers the following factors:
  The incentive compensation levels set and paid in recent years;

  The desire to ensure that a substantial portion of total compensation is based upon performance;

  The relative importance of the corporate and individual goals in any given year; and

  Competitive information, analyses and recommendations provided by the Committee’s compensation consultant.

     To the extent that performance goals are attached to grants under the STIP and LTIP, full achievement of those goals is often difficult, yet attainable. The Committee does not believe that it is prudent to establish reward thresholds that are highly unlikely to be achieved.

Elements of Total Compensation

     To execute NVE’s executive compensation philosophy, the Committee charter contains six objectives to be accomplished by the Committee each year:
  Determine Company goals and objectives relevant to officer compensation;

  Review the structure of officer compensation and ensure it is tailored to NVE’s executive compensation philosophy;

  Review CEO compensation and performance progress;

  Review other officer compensation and performance progress;

  Maintain minimum stock ownership guidelines for senior officers; and

  Review equity incentive compensation and other stock-based plans and awards.
     In an attempt to meet the compensation objectives described above, the Committee designed a compensation package, consisting of the following categories in 2009:

Compensation
Components	Purpose	Plans/Awards
Base Salary	Fixed component of pay intended to compensate for day to day responsibilities	n/a

Incentive Pay	Short-Term: Performance-based cash awards intended to reward individual contributions in achieving the Company’s annual goals	Short-Term Incentive Plan - Annual cash award

	Long-Term: Performance-based equity awards intended to motivate and reward for contributions to achieving our long-term goals and value	Long-Term Incentive Plan - Performance Shares - Performance-Based Restricted Shares

Retirement and Other Benefits	Fixed component of pay intended to protect against catastrophic and other expenses (healthcare, disability and life insurance) and provide retirement savings opportunity (retirement plans, 401(k) plans and non-qualified deferred compensation)	401(k) Plan Retirement Plan Retirement Restoration Plan Supplemental Executive Retirement Plan (SERP) 401(k) Restoration Plan
Perquisites	Fixed component of pay intended to help attract and retain executive talent and further key business relations	n/a

Post-Termination Compensation	Fixed pay intended to provide temporary income following an executive officer’s involuntary separation, and, in the case of a change in control, to also provide continuity of management through the transaction	Change in Control Policy

NEO Compensation Review Process

     The Committee annually establishes NVE’s executive officer compensation structure and reviews officer performance against it. The Committee establishes short-term and long-term goals related to incentive compensation and reviews performance progress.

     In 2009, the Committee reviewed CEO compensation and made recommendations on appropriate compensation levels to the full Board. The Committee established specific short-term and long-term goals for the CEO and periodically reviewed his progress. In determining the long-term incentive component of the CEO’s compensation, the Committee considered, among other factors, the Company’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, economic and business conditions and awards given to the CEO in prior years. The CEO was not present and was not involved in the discussions of total compensation recommendations for himself. In addition, the CEO did not meet with Towers Perrin or with the Committee or Human Resources staff with respect to CEO compensation.

     In 2009, the Committee also reviewed, with the CEO, the performance of all officers and made recommendations to the Board on appropriate amounts and levels. The mix and type of short-term and long-term awards were reviewed with the CEO and compensation representatives from the Human Resources department and Towers Perrin prior to the first regular scheduled Board meeting in the calendar year. Recommendations to the Committee for the total compensation of the NEOs, other than the CEO, were made by the CEO, with advice from the external consultants regarding median competitive pay for benchmark positions, responsibilities associated with the NVE officer positions, appropriate pay alignment among the NVE officer team, and differentials related to experience, individual performance, and external market factors. None of the NEOs participated in the determination of their own compensation plans.

     The Committee has followed a practice of making all STIP and LTIP grants to its executive officers on a single date each year, normally at its first regularly scheduled Committee meeting in the calendar year. In 2009, the Company measured the fair market value of Performance Shares and PBRS based on an average closing price of NVE stock over a five business day period commencing after the release of NVE’s annual earnings. The source for this NYSE closing price was Yahoo Financial.

Compensation Consultant

     In 2009, Towers Perrin (now known as Towers Watson) was engaged by management as the compensation consultant to the Company with a reporting relationship to the Committee.

     Representatives of Towers Perrin attended certain Committee meetings and apprised the Committee on current officer and Director compensation practices, including how much compensation other companies deliver in cash versus equity, weighting of short-term versus long-term awards, market evaluations of base salary, short- and long-term incentive plans, perquisites and post-retirement benefits, legal and disclosure issues related to compensation, valuation models for equity grants and other compensation matters. Specifically, the nature and scope of Towers Perrin’s assignments and material elements of NVE’s instructions were as follows:
  Provide market analysis concerning NVE executive officer compensation;

  Meet with the Committee and present results of market analysis for NVE’s executive officers;

  Prepare direct and rebuttal testimony related to NVE executive compensation in state utility regulatory rate case proceedings; and

  Testify about NVE executive compensation in state utility regulatory rate case proceedings (direct and rebuttal phases).
     The Committee paid Towers Perrin $114,875 for compensation consulting services rendered in 2009. In addition, Towers Perrin provided NVE with other benefit consulting and actuarial services during 2009 in a total amount of $3,202,963.

     Towers Perrin confirmed that it has policies and processes in place to mitigate potential issues of independence when providing consulting services to the Committee and providing services to the Company in other areas. These include the following:
  the individual providing consulting services to the Committee is not personally involved in doing work in any of the other areas in which Towers Perrin provides services to the Company;

  the individual providing consulting services to the Committee does not share information about the specific work he does on behalf of the Compensation Committee with other Towers Perrin staff providing assistance to the Company on other engagements; and

  the individual providing consulting services to the Committee is not directly compensated for increasing the total revenues that Towers Perrin generates from us or expanding the range of services that Towers Perrin provides to the Company.
     The Committee has retained a new compensation consultant, F.W. Cook for 2010, whose only compensation paid by NVE will be for services provided to the Committee. NVE expects to continue its engagement with Towers Watson related to benefit consulting and actuarial services for 2010.

   Compensation Benchmarking

     In 2009, the Committee considered competitive market rates, specifically concerning base salary and incentive awards, based on data from the Towers Perrin 2008 CDB Energy Services Industry Executive Compensation Database (Energy Services Database). NVE does not identify specific companies as a “peer group” but rather compares to the Energy Services Database for benchmarking purposes. The Energy Services Database consists of 90 companies of varying sizes within the “energy services” industry, which includes companies with both regulated and unregulated utility operations, as well as independent power producers. Since the database contains companies that are both smaller and larger than NVE in terms of annual revenues, Towers Perrin uses regressed values to ensure that compensation findings were consistent with NVE’s revenue size.

     The following companies are included in the Energy Services Database:

AGL Resources	Dynegy	NSTAR	SUEZ Energy North
Allegheny Energy	E.ON U.S.	NW Natural	America
Allete	EPCO	New York Power	Salt River Project
Alliant Energy	Edison International	Authority	Seminole Energy
Ameren	El Paso Corporation	Nicor	Services
American Electric Power	Electric Power Research	NorthWestern Energy	Sempra Energy
American Transmission	Institute	Northeast Utilities	Southern Company
Areva NP	Enbridge Energy	OGE Energy	Services
Ashmore Energy Intl.	Energen	Omaha Public Power	Southern Union
Avista	Energy Future Holdings	Otter Tail	Company
BG US Services	Energy Northwest	PJM Interconnection	Spectra Energy
Black Hills	Entergy	PNM Resources	Targa Resources
CMS Energy	Exelon	PPL	Tennessee Valley
California Independent	FPL Group	PacifiCorp	Authority
System Operator	FirstEnergy	Pacific Gas & Electric	TransCanada
Calpine	Hawaiian Electric	Pepco Holdings	UIL Holdings
CenterPoint Energy	IDACORP	Pinnacle West Capital	UniSource Energy
Cheniere Energy	Integrys Energy Group	Portland General Electric	Unitil
City Public Service	JEA	Progress Energy	Westar Energy
Cleco	Knight	Public Service Enterprise	Williams Companies
Colorado Springs Utilities	Lower Colorado River	Group	Wisconsin Energy
Consolidated Edison	Authority	Puget Energy	Wolf Creek Nuclear
Constellation Energy	MDU Resources	Reliant Resources	Xcel Energy
DCP Midstream	MGE Energy	SCANA
Dominion Resources	Mirant Corporation	STP Nuclear Operating
Duke Energy	NRG Energy

     Although the Energy Services Database was the Committee’s primary market reference, Towers Perrin also provided the Committee with compensation information drawn from the Towers Perrin 2008 U.S. General Industry Executive Compensation Database (General Industry Database) as a secondary reference for positions that are not specific to the energy industry (e.g., CFO, General Counsel). The General Industry Database was not used for benchmarking purposes, but rather to obtain a general understanding of current compensation practices. The General Industry Database provides market compensation information for over 150 executive and senior management positions representing more than 760 participating organizations across all industries and includes a variety of privately-held and public organizations varying in revenue size.

   NEO Compensation Relative to Benchmark

     Short-term incentive targets and long term incentive targets for each NEO in 2009 relative to base salary, compared to the Energy Services Database at the median, are presented below:

				Energy Services
		Energy Services		Median Target
	Target	Median Target	Target	Long Term
	Short-Term	Annual Incentive	Long-Term	Incentive
NEO and position	Incentive	(1)	Incentive	(1)
Michael W. Yackira	95%	95%	215%	215%
CEO
William D. Rogers	60%	60%	150%	135%
CFO
Paul J. Kaleta	55%	55%	150%	120%
Sr. VP
Jeffrey L. Ceccarelli	55%	55%	150%	125%
Sr. VP
Roberto Denis	55%	50%	150%	100%
Sr. VP
____________________

(1)	The Energy Services Median information was provided by Towers Perrin using March 2008 data from the Energy Services Database that was aged to July 2009.

     For 2009, the Committee established the amounts payable under long-term incentives for the NEOs (other than the CEO) at 150% of base salary for meeting performance targets, which, for each such NEO, was higher than the applicable Energy Services Database median. According to Towers Perrin, many Energy Services Database companies use time-based incentives, or a mix of time-based incentives and performance based incentives, as opposed to only performance-based incentives. Since NVE’s Long-Term Incentives are all at-risk (i.e. performance-based) both the Committee and Towers Perrin believed that it was appropriate to set the target levels above market median.

     The Committee believes that short-term incentive targets for 2009 and long term-incentive targets for 2009 were appropriate relative to targets of similar companies within our industry.

     Actual Base Salary (i.e., base salary plus cash perquisites), Actual Cash Compensation (i.e., base salary plus STIP award) and actual Total Direct Compensation (i.e., Actual Cash Compensation plus the grant date fair value of long-term incentives awarded to each NEO in 2009), compared to the median target from the Energy Services Database, are presented in the table below. The amounts set forth as actual Total Direct Compensation include values for long-term incentives as reflected in the Summary Compensation Table, and, as a result, do not represent amounts actually realized by the NEOs for 2009.

		Energy						Energy
		Services			Energy Services			Services
	Actual	Median			Median		Actual	Median Target
	Base	Target Base		Actual Cash	Target Cash		Total Direct	Direct Total
NEO and position	Salary	Salary	% Diff	Compensation	Compensation	% Diff	Compensation	Compensation	% Diff
Michael W. Yackira(1)	$730,000	$830,000	-13.7%	$1,286,962	$1,619,000	-25.8%	$3,031,864	$3,404,000	-12.3%
CEO
William D. Rogers(2)	$435,000	$425,000	2.3%	$435,000	$680,000	-56.3%	$1,274,525	$1,254,000	1.6%
CFO
Paul J. Kaleta(3)	$381,154	$370,000	2.9%	$541,054	$574,000	-6.0%	$1,284,931	$1,018,000	20.8%
Sr. VP
Jeffrey L. Ceccarelli(3)	$383,000	$360,000	6.0%	$538,600	$558,000	-3.6%	$1,178,592	$1,008,000	14.5%
Sr. VP
Roberto Denis(3)(4)	$360,000	$315,000	12.5%	$512,900	$473,000	7.8%	$1,112,895	$788,000	29.2%
Sr. VP
____________________

(1)	Mr. Yackira’s actual cash compensation was below the Energy Services targeted median because the Committee chose not to move his pay directly to the market median early in his tenure as President and CEO. Additionally, Mr. Yackira volunteered to freeze his salary in 2009 and the Committee approved this request.

(2)	Mr. Rogers’ actual cash compensation was below the Energy Services Median Cash Compensation because he voluntarily resigned from his position prior to the short-term incentive payout.

(3)	Total direct compensation for Mr. Kaleta, Mr. Ceccarelli, and Mr. Denis in 2009 was higher relative to market medians as a result of LTIP targets set above market median by the Committee as recommended by Towers Perrin in early 2009.

(4)	Mr. Denis’ actual cash compensation was higher than the energy services data at the 50th percentile, because of his additional responsibilities for overseeing fuel and power purchasing and major capital projects to improve generation capacity as well as his integral role in certain transmission and Smart Grid projects.

     Mr. Yackira volunteered to freeze his salary in 2009 and supported a salary freeze for each of the other NEOs. The Committee approved this request.

     The Committee believes base salaries, actual Short-Term Incentives and actual Long-Term Incentives for 2009 were appropriate relative to similar companies within our industry and are also appropriate based on its evaluation of individual NEO performance.

Minimum Stock Ownership Guidelines

     Executive officers are expected to meet minimum stock ownership guidelines. The CEO is expected to maintain two times his annual salary in NVE stock, and the remaining executive officers are expected to maintain one and a half times their annual salary in NVE stock. The CEO and other executive officers have five years from the start of their employment to meet this requirement. For purposes of determining compliance with this guideline, the Committee considers all stock-based incentive compensation awards and grants, whether vested or not, and all other holdings of Company stock by individual executive officer. All of the NEOs are currently in compliance with this requirement.

2009 NEO Compensation

     Discussed below are the different pay components and elements of NEO compensation in 2009, specifically:
  Base salary

  Incentive pay (short- and long-term)

  Retirement and other benefits

  Perquisites

  Post-termination compensation
     The Committee believes that its 2009 compensation programs for NEOs were realistic, contemporary and in keeping with best practices in the industry.

   Base Salary

     The base salary component for our executive compensation program provides all executive officers, including NEOs, with a fixed level of cash compensation for performing day-to-day responsibilities. In February of each year, the Committee determines the base salary for each NEO. In making this determination, the Committee considers market information presented by Towers Perrin, the individual performance of the CEO and the CEO’s recommendations for each officer (except himself). While the Committee considers the CEO’s observations, ultimate decisions regarding executive officer compensation are made by the Committee.

     In establishing salaries, the Committee is mindful of its overall goal to pay annual cash compensation to its executive officers targeted at the median of cash compensation paid by other companies in the Energy Services Database. For 2009, the combined base salaries for the CEO and the NEOs averaged within 2% of the 50th percentile of base salary paid by other energy services companies (see the table above under “Compensation Consultant”). At the recommendation of Mr. Yackira, base salaries for all NEOs were frozen in 2009, based on relevant compensation market data.

     The amount of cash compensation that is provided in the form of base salary is typically less than the potential amount of compensation that may be attained under NVE’s combined STIP and LTIP plans if minimum targeted performance levels are met. This weighting reflects the Committee’s objective to ensure that a substantial amount of each NEOs total compensation is tied to the achievement of short-term and long-term corporate/business unit and individual performance goals.

   Incentive Pay

     As described above, NVE’s incentive plans aim to accomplish a concerted corporate focus on company goals and specific individual performance objectives. Short-term incentives under the STIP are tied to annual goals which promote timely and diligent performance excellence. Long-term incentives under the LTIP are aimed to motivate our key executives to stay with NVE on a longer term basis and specifically promote long-term stockholder value.

     The Committee attempts to provide substantially more potential value to the NEOs through long term awards than annual cash awards to promote executive officer retention and alignment with long-term and sustainable company performance.

Short-Term Incentive Plan (STIP)

     The STIP provides for cash payments to all employees based upon the achievement of goals set for a single fiscal year. The plan is reviewed and revised annually by the Committee in an attempt to align employee performance with shareholder and customer interests and metrics are developed for overall financial and other corporate goals. In addition, the NEOs are also measured on individual performance objectives, which are set by the Committee based upon input and discussions with management and the external compensation consultants. For 2009, the Committee selected weighting upon which to gauge the NEOs’ annual performance as follows:

CORPORATE GOALS	75%
INDIVIDUAL GOALS	25%

     For NEOs, the STIP metrics related to the corporate goals are laid out in a “scorecard.” The scorecard is measured and monitored by NVE’s Finance and Internal Audit departments. For 2009, the STIP scorecard placed a 35% weight on Corporate Financial Performance, 35% weight on Customer Perception and 30% weight on Corporate Key Performance Indicators (KPI’s), each of which is described in detail below. Management reviews the company’s progress against the scorecard on a quarterly basis.

     At the end of each year, management reviews the results of the year-end scorecards with the CEO. The CEO considers both the achievement of annual performance goals and the condition of NVE to determine whether or not to make, increase or reduce STIP payment for all employees (except himself). The CEO has authority to pay or withhold STIP payments on a company-wide basis (regardless of whether the performance criteria have been met), but he has historically only used this authority under exceptional circumstances. He did not use this authority to withhold earned awards or pay unearned awards in 2009.

     Actual payments under the STIP can range for each NEO from nothing to 150% of the NEO’s target percentage. For 2009, targeted STIP awards were set at 95% of base salary for the CEO, 60% of base salary for the CFO and 55% of base salary for the remaining NEOs. For 2008, target STIP bonuses were set at 95% of base salary for the CEO and 50% of base salary for the remaining NEOs. Target STIP bonuses in 2007 were set at 75% of base salary for the CEO and set at 50% of base salary for the other NEOs. STIP targets have increased in recent years to reflect market competitive data and attain approximate median positioning of total cash compensation, as approved by the Committee.

     In 2009, the Company scored below target for Financial Performance, below target for Customer Perception, and above target with respect to Key Performance Indicators. Based upon the Company’s STIP performance and the NEOs’ individual performance, award payments were made under the STIP for Mr. Yackira equal to 83.7% of his targeted STIP award, and for Messrs. Ceccarelli, Denis and Kaleta equal to approximately 79% of their targeted STIP awards. A 2009 STIP payout was not made to Mr. Rogers as a result of his resignation effective February 2, 2010.

     Outlined below are the detailed STIP targets and actual results for each of NVE’s three main corporate annual objectives and a discussion of each NEOs individual performance goals.

   Corporate Goals

     The corporate goals are subdivided into three categories, as follows: Financial Performance (35%), Customer Perception (35%); and Corporate Performance (measured through Key Performance Indicators) (30%). The corporate goals are aimed at serving both our customers and shareholders. The Committee has historically considered near equal weighting for the corporate goals, with a minor additional emphasis on Financial Performance and Customer Perception (corporate goals), whereas Key Performance Indicators (“KPIs”) were historically tailored for each of the individual business units. Upon the introduction of company-wide KPIs in 2009, the slightly lesser weighting remained unchanged.

     Each of the corporate goals is given a score ranging from a low of 0.0 to a high of 4.0, with 2.0 being “on target.” A 2.0 score in a category results in a credit of the full percentage being awarded to that category, while a score below 2.0 results in only an adjusted portion of that percentage being awarded. Any score above 2.0 results in more than the percentage being awarded.

➢	Financial Performance

     The Financial Performance objectives are geared towards O&M discipline, earned returns and reduction in cost. It was measured by the following five categories, weighted as noted:
  Budget to Actual O&M expenditures (30%): This measure compared budgeted Operations & Maintenance (O&M) expenditures to actual O&M expenditures and sought to encourage financial discipline throughout the organization. Budget accountability and control over O&M expenses reflect sound business practice and benefits customers with lower rates. This metric was assigned a 30% weighting within the breakdown of the Financial Performance STIP measure.

  Growth Rate of Total O&M v. Growth Rate Gross Margin (20%): This measure compared O&M spending to the growth rate of gross margin. Gross margin is the residual amount of total revenue after subtracting fuel and purchased power costs (which costs are encompassed in customer rates). Gross margin essentially measures “bottom line” profitability before factoring other operating expenses. Keeping growth in O&M expenses low reduces rates to customers and keeping growth in O&M expenses equal to or lower than the growth in gross margin, maintains a competitive profit margin for our shareholders. The calculation for this element is the growth rate in O&M divided by the growth rate of energy demand relative to 1.00. The measure had a 20% weighting within the Financial Performance category.

  Earned versus Allowed ROE (20%): This measure compared shareholder returns on their invested equity. When the Company earns at or above its allowed Return On Equity (ROE), it favorably affects our ability to attract and retain shareholders which allows us to continue to strengthen the balance sheet and serve our customers at lower cost. The measure was calculated by dividing net income excluding extraordinary items (as determined by Management) by average stockholders’ equity, allocated 70% for NVE’s Southern service territory and 30% for NVE’s Northern service territory. The measure had a 20% weighting in the Financial Performance category.
  Completion of Major Capital Projects (15%): This measure compares budgeted expenditures associated with capital projects with a projected completion date in 2009 of $10 million or greater to actual expenditures. The metric encourages efficient investment by setting pre-determined budget limits and keeping the completion date in-line with customer needs, reflects sound business practice and translates into lower rates for customers. It was assigned a 15% weighting in the Financial Performance category.

  Capital and Liquidity Management (15%): This measure reflects the Company’s ability to efficiently manage the balance sheet and its liquidity as follows:
(a)	Long-Term Debt: By managing the cost of debt, the Company can reduce its debt cost, improve its performance on financial metrics, improve its ability to attract new equity and debt capital, and reduce its overall cost of capital. The calculation for this measure uses a weighted average of 70% and 30% for NV Energy South and North respectively and is computed on a monthly long-term consolidated average. It was assigned a 7.5% weighting.

(b)	Optimized Liquidity: Optimization of financial liquidity tracks the amount of liquidity available for day to day operations and ensures management maintains adequate support of daily operations. The metric is calculated by summing cash plus availability under the revolving credit facility compared to the sum of the next four months of projected Cash Flow At Risk (CFAR) plus the next twelve months of external financing requirement. The target is met if the calculation remains within the designated bandwidth set forth in the table below. The metric is allocated 70% for NVE’s Southern service territory and 30% for NVE’s Northern service territory. It was assigned a 7.5% weighting.

    Detail on weighting, commitments and targets reached are as follows:

4	3	2	1	0
Weighted	2009	Well Beyond	Above	On	Below	Off
STIP Elements	%	Commitment	2009 Actual	Target	Target	Target	Target	Target
(1) O&M Budget to Actual	30%	≤93%	95.7%	100.0%	102.3%	≥103%
$493,526	$493,558
2.00
(2) Growth Rate Total O&M v.
Growth Rate Gross Margin	20%	Relative to 1	≤75%	87%	100.0%	113%	≥125%
-1.04	0.00

(3) Earned v. Allowed ROE	20%	64.95%	54.2%	≥103%	102.3%	100.0%	95.7%	≤93%
0.00
(4) Completion of Capital
Projects	15%
Sinatra 230 KV Transmission	3.0%	$53,722,945	$52,132,451	≤93%	95.7%	100.0%	102.3%	≥103%
2.69
Sugarloaf/Silver Lake120 KV
Transmission Line	2.0%	$25,533,380	$19,926,850	≤93%	95.7%	100.0%	102.3%	≥103%
4.00
Clark #5-8 Low Knox
Burners	5.0%	$60,000,000	$57,926,600	≤93%	95.7%	100.0%	102.3%	≥103%
2.80
Reid Gardner #1-3 Baghouses	5.0%	$66,900,000	$68,025,100	≤93%	95.7%	100.0%	102.3%	≥103%
1.27
(5) Capital/Liquidity
Management	15%
a) Cost of Debt	7.5%	6.92%	6.41%	≤93.1%	96.5%	100.0%	103.5%	≥106.9%
4.00
b) Optimize Liquidity	7.5%	25%+/10% -	+89%	15%+/5%-	20	%+/	25	%+/	30%+/	>30%+/
TOTAL	TOTAL	7.5	%-	10	%-	15%-	15%-
TOTAL	TOTAL	TOTAL	TOTAL
0.00
100 % of
26%	2009 FINANCIAL PERFORMANCE SCORE IS	1.26

➢	Customer Perception

     In 2009, Customer Perception objectives considered customer opinion concerning services rendered by the Company to its three main customer classes (Customer Service), weighted 85%, as well as the expedience of handling customer calls (Cumulative Service Level), weighted 15%.

     In 2009, the Company strived for at least a 60% favorable Customer Service rating from its three main customer classes, i.e. residential customers, small to medium commercial customers and major account customers. Customer Service ratings were measured by an outside firm, Market Strategies, Inc., which selected a statistically significant sample of residential, commercial and major account customers and asked them to rate how they feel about the Company on a scale of zero to ten (with zero being the least favorable and ten being the most favorable). Market Strategies defined a favorable rating to mean: 7-10 for residential customers, 8-10 for small to medium commercial customers and 8-10 for major accounts customers. For 2009, Customer Service scored an average rating of 57%, which was below target relative to the 2009 commitment.

     Cumulative Service Level was measured as a percentage of total inbound customer calls answered by the Company within 60 seconds, using data from the Company’s monthly summary reports, as tracked by the Company’s customer service department. For 2009, the Cumulative Service Level target was set at 71.3%. The Cumulative Service Level achieved in 2009 was 57.6%, which resulted in a score of zero.

     Customer Perception performance for 2009 resulted in a total score of 0.85 out of a possible 4.0, as detailed below:

	Weighted	2009		Well Beyond		Above	On	Below	Off
STIP Elements	%	Commitment	2009 Actual	Target		Target	Target	Target	Target
(1) NV Energy Customer
Service	85%	60%	57.0%	>	110.0%	105.0%	100.0%	95.0%	<	90.0%
NVE South	50%	54%	51.7%
NVE North	50%	66%	62.7%
								1.00
(2) Cumulative Service Level	15%	71.3%	57.6%	>	110.0%	105.0%	100.0%	95.0%	<	90.0%
										0.00
	100% of 26%				2009 CUSTOMER PERCEPTION SCORE IS					0.85

➢	Company Key Performance Indicators

      The Corporate KPIs aim to achieve specific utility industry related milestones and accomplishments. They were developed for both NVE’s Management Professional Administrative and Technical (“MPAT”) employee group, as well as for each of NVE’s collective Bargaining Units. The five selected performance measures vary slightly between MPAT and Bargaining Unit employees, but each is geared to the success of the overall company and its customers. The five measures selected for MPAT employees, including NEOs were: Safety, Reliability, Distribution Expense, Non-Fuel O&M spending, and Energy Efficiency.

     The scores for each KPI are averaged to determine the overall company score, which in turn counts in the performance evaluation of each NEO. In 2009, the Company met its targeted goals for KPI performance resulting in a score for this measure of 2.94 out of a possible 4.0.

     Outlined below are the STIP elements under the KPI measure for the MPAT employee group, including weighting, commitment, actual and target reached:

				Well
	Weighted	2009		Beyond	Above	On	Below	Off
MPAT STIP Elements	%	Commitment	2009 Actual	Target	Target	Target	Target	Target
1) Safety/OSHA Recordable
Injuries	20%	78	81	≤75%	87.5%	100.0%	112.5%	≥125.0%
						1.69
2) Reliability	20%
SAIDI – Total net customer
outage hours divided by
average number of customers
served	10%	0.96	0.84	≤90.0%	95.0%	100.0%	105.0%	≥110.0%
SAIFI – Total net
accumulated customer
interruptions divided by
average number of customers
served	10%	0.72	0.51	≤90.0%	95.0%	100.0%	105.0%	≥110.0%
				4.00
3) Distribution Expense Per
Customer	20%	$39.50	$36.16	≤85.0%	92.5%	100.0%	107.5%	≥115.0%
					3.13
4) Non-Fuel O&M Spending per
Net KWHs Generated	20%	0.700	0.703	≤92.9%	96.4%	100.0%	103.6%	≥107.1%
						1.89
5) Energy Efficiency/		Achieve 4 out
Environmental	20%	of 6	6.00	6	5	4	3	≥2%
a) Zero major notices of
violation and no more
than two minor notices of
violation		0 violations	0 violations
b) One quantifiable
conservation program in
Pearson Building to reduce
energy usage		1 program	3 programs
c) File & gain approval for
one utility scale solar project		1 approval	2 approvals
d) File & gain approval for
three Renewable Energy
Contracts		3 approvals	8 approvals
e) Achieve 500 million
Energy Efficiency Portfolio		500,000,000	604,469,000
Energy Credits (PECs) at		PECS 9.18 cents	PECS 7.01 cents
a cost of no more than 9.18		per PEC 120	per PEC 146.5
cents per PEC		MW	MW
f) Achieve Air Conditioning
Load Management (ACLM)
installations capable of
controlling a total capacity
of 120 MW within the 2009
budget of $13.1 million		Cost $13,100,000	Cost $15,504,000
				4.00
	100% of
	26%			2009 MPAT KPI’S SCORE IS				2.94

   Individual Performance

     In 2009, short-term incentive compensation for NEOs was based on the performance of the three corporate goals described above (collectively weighted at 75%), as well as based on individual performance for each NEO, weighted 25%.

     The CEO’s Individual Performance Objectives (“IPOs”) are established and evaluated annually by the Committee and approved by the Board. The Chair of the Committee has final authority with respect to the CEO’s individual performance ratings. The IPOs for the other officers are established annually in consultation with the CEO. If an officer is promoted, gains additional responsibilities or otherwise changes positions during the year, he is evaluated with respect to performance and individual performance assessment, based on his position as of the end of the year.

     The CEO considers corporate objectives, strategic plan objectives and KPIs in the establishment of IPOs for each of the officers reporting to him. At the end of the year, the CEO compares officer performance against targeted objectives and uses his discretionary judgment to assign a performance rating and to determine individual performance STIP awards, based on the officer’s individual performance assessment and considering benchmark incentive pay data.

     At year end 2009, the job responsibilities and the general nature of the IPOs for each NEO, were as follows:

     Mr. Yackira, as President and Chief Executive Officer, is responsible for all company business units, including Energy Delivery, Energy Supply, Finance, Human Resources, Legal, Public Policy & External Affairs and Customer Relationship. Mr. Yackira’s IPOs were tailored around NVE’s 2009 overall three part corporate strategy as referenced in the Executive Summary of the CD&A. Specifically, his IPOs are focused on meeting financial goals related to net income, capital investment and earnings per share, continuing to effectively communicate NVE’s message, developing business plans for new operational technologies (e.g., Advanced Service Delivery, also known as smart grid), receiving regulatory approvals for the north/south transmission line, hiring a new vice president of Human Resources, identifying and developing succession candidates for key positions, developing investments for new renewable projects, developing business plans for becoming an industry leader in energy efficiency, maintaining appropriate financial liquidity and supporting the execution of the approved 2009 financing plan.

     Mr. Rogers, as Senior Vice President, Chief Financial Officer and Treasurer, was responsible for the Finance Business Unit, which includes Treasury, Investor Relations and Risk Control, Facilities as well as IT & Telecommunications. Mr. Rogers’ IPOs focused, among other things on optimized financial liquidity and reduction in regulatory cost of debt, developing and sustaining expertise within the finance organization, partnering with business units on investment making decisions, optimizing real estate in NVE’s Northern and Southern service territories, executing the 2009 financing plan, and objectives related to closing accounting books, financial reporting and improving accounts payables metrics.

     Mr. Ceccarelli is Senior Vice President, Energy Supply and served as Senior Vice President, Energy Delivery until June, 2009. Mr. Ceccarelli is responsible for the Energy Supply Unit, which includes Power Generation, Renewable Energy, Resource Procurement, Resource Planning & Analysis, and Contract Negotiation & Administration. Mr. Ceccarelli’s IPOs as Senior Vice President of Energy Supply focused, among other things, on process improvement initiatives, succession planning, optimization of electricity portfolio, construction of Harry Allen Combined Cycle generating station, executing the renewable energy strategy, and executing the energy supply plans and recovering all deferred energy costs.

     Mr. Kaleta, as Senior Vice President, General Counsel, Shared Services and Corporate Secretary, is responsible for the Legal Business Unit, which includes Compliance, FERC Compliance, Environmental Services & Safety, Supply Chain Management and Security. Mr. Kaleta’s goals focused, among other things, on instituting efficiency initiatives across departments, including optimizing outside and inside legal counsel, further enhancing of general FERC/NERC compliance programs, maintaining corporate governance excellence, continuing transaction excellence, continuing relationship building with Nevada and national legal and political constituents.

     Mr. Denis is Senior Vice President, Energy Delivery and served as Senior Vice President, Energy Supply until June, 2009. He is responsible for the Energy Delivery Business Unit, which includes Transmission and System Dispatch, Distribution Operations, Gas Distribution, Technical Services, Enterprise Work and Asset Management (EWAM), and Advanced Service Delivery (also known as smart grid). Mr. Denis’ IPOs focused on, among other things, transmission and distribution projects, including support for the Utilities Integrated Resource Plans, continuous process improvement, and continuing integration of the Utilities operations. Other items of focus included support for union negotiations, support for the Utilities’ various rate cases, transitioning to the South Operations Center, FERC compliance, personal development and the development of a management team with particular focus on succession planning, leadership training, diversity and recruiting.

Long-Term Incentive Plan (LTIP)

     The purpose of the LTIP is to promote the success and enhance the value of the Company by linking the personal interests of executive officers to those of Company shareholders, customers and employees by providing executive officers with an incentive for outstanding performance. The amount that vests or is paid under the long-term performance incentives can be less than the targeted payout and can be as low as zero if the requisite performance targets are not met.

     The Committee granted equity awards to the CEO based on 215% of CEO base salary in 2009, and 200% of base salary in 2008. In 2009 and 2008, the Committee made equity awards based on 150% of base salary for the remaining NEOs. In 2007, the Committee made equity awards to the NEOs based on 86% of base salary. The increase in LTIP values for the CEO and the other NEOs the last few years were driven by a number of factors, including:
  A goal to move to performance pay as a basis for all LTIP grants;

  A change in the valuation method for valuing LTIP awards; and

  A decision to stop granting NQSOs, which have a lesser relationship to performance objectives.
     Grants to the NEOs under the LTIP are intended to provide incentives that support the Company’s business strategy, and which are competitive with similarly sized utilities, and to emphasize pay-for-performance by tying reward opportunities to carefully determined and articulated performance goals at corporate, business unit and individual levels. Participants only vest in LTIP awards if specific performance measures are met or exceeded.

     During 2008, the Committee changed in its philosophy about the use and type of long-term incentives and eliminated the use of non-qualified stock options (“NQSOs”) to allow for more targeted incentives tied to specific corporate goals and performance as compared to options that relate only to company stock price. In addition to awards under the LTIP, the Committee further retains the discretion to make additional awards to executive officers at other times, in connection with the initial hiring of a new officer, for retention purposes or otherwise. NVE does not have any program, practice or policy to time such additional awards in coordination with the disclosure of material non-public information.

     In 2009 and 2008, the NEOs were allotted two-thirds of the value of their LTIP awards in the form of Performance Shares and the remaining one-third in Performance-Based Restricted Shares (“PBRS”). Performance Shares are measured according to NVE’s relative Total Shareholder Return (“TSR”) performance over a three year period against the Standard & Poor’s Super Composite Electric Utilities Index. Performance Based Restricted Shares are measured against aggregate STIP performance over a three year period.

     In 2007, the NEOs, other than the former CEO, were allotted two-thirds of the value of their LTIP awards in the form of Performance Shares and the other third in NQSOs, which were at that time each measured against the Dow Jones Utility Index. Measurement against the performance standards occurs at the end of the three-year vesting period. Performance Shares and Performance Based Restricted Shares vest at the end of the three-year period provided performance criteria are met.

   Performance Shares

     Performance Shares are shares that typically vest at the end of a three-year period to the extent that specific performance targets determined by the Committee are met. If the established objectives are not met, the Performance Shares are forfeited. Performance Shares are paid in cash, shares or a combination thereof (at the discretion of the Committee), after vesting (based on the then fair market value of the shares) and do not entitle the recipient to receive dividends or dividend equivalents, while unvested. Performance Shares do not have any voting rights associated with them. In 2009 and 2008, Performance Shares granted under the LTIP were based on NVE’s Total Shareholder Return (TSR) relative to the average TSR of companies listed in the S&P Super Composite Electric Utility Index. Prior to 2008, the Company compared its TSR to the Dow Jones Utility Index. The Performance Shares granted the NEOs in 2009 are measured at the end of a three-year calendar period against the applicable index. The Committee determined for 2009 that shares will vest according to the table shown below:

Performance	Shares Vested
Below 35th Percentile	0% of grant
35th Percentile	50% of grant
50th Percentile	100% of grant
75th Percentile	150% of grant

   Performance-Based Restricted Shares

     Performance-Based Restricted Shares are shares that vest at the end of a three-year period, based on aggregate STIP performance over those three years. If the established objectives are not met, the Performance-Based Restricted Shares are forfeited. Performance Based Restricted Shares are paid in shares after vesting (based on the then fair market value of the shares) and do not entitle the recipient to receive dividends or dividend equivalents. Performance-Based Restricted Shares do not have any voting rights. Whether Performance-Based Restricted Shares granted in 2009 vest, will be determined after December 2011 based on the average score during the three-year period then ended for the corporate goals under the STIP (i.e., Financial Performance, Customer Perception and KPIs). If the average score for those corporate STIP goals over the three-year period is below 1.0, no Performance Based Shares will vest; if the average score is 1.0, a number of Performance-Based Restricted Shares equal to 50% of those granted will vest; if the average score is 2.0, a number of Performance-Based Restricted Shares equal to 100% of those granted will vest; if the average score is equal to 3.0, a number of Performance Based Restricted Shares equal to 125% of those granted will vest; and if the average score is equal to 4.0, a number of Performance Based Restricted Shares equal to 150% of those granted will vest. If the average score for the corporate STIP goals over the three-year period falls between the foregoing whole numbers, the number of Performance-Based Restricted Shares that will vest will be adjusted proportionately. PBRS are delivered based on an after-tax value basis.

   Non-Qualified Stock Options

     While the Committee moved away from granting NQSOs under the current LTIP plan, several NQSOs were granted in 2007 which will vest (at a rate of one-third per year) over a three-year period from the date of the grant. The NQSOs have a ten-year option life, and contain forfeiture provisions in the case of certain terminations of employment. On May 9, 2007, upon his election as President and Chief Executive Officer, Mr. Yackira was awarded 200,000 NQSOs as a special incentive in his new position.

   Fair Value Accounting and Reporting

     For purposes of this proxy, equity compensation reported for 2007, 2008 and 2009 is reported based on the grant date fair value, consistent with the rules and regulations of the Securities and Exchange Commission. Under the latest SEC rules, companies are required to value stock and option awards on the basis of their aggregate grant date fair value computed in accordance with the Compensation-Stock Compensation Topic of the FASB Accounting Standards Codification (FASC) rather than on the basis of the amount recognized for financial statement reporting purposes, which recognizes the associated expense ratably over the vesting period.

    In 2008, the Committee changed the valuation method used in granting LTIP shares and adopted the FASC for Compensation-Stock Compensation Topic that the Company uses for accounting purposes, going by the closing market price at the end of each accounting period. For grant purposes, the Company measures the fair market value of performance shares and performance-based restricted shares based on an average closing price of NVE stock over a five business day period at least five days after earnings are released. In 2007, all NQSOs under the LTIP were granted with an exercise price equal to the fair market value of NVE’s common stock on the date of the grant. NVE does not have any practice to time option grants or other equity awards to executive officers in coordination with the release of material non-public information, other than as described above. The Committee does not have any program, plan or practice of awarding options and setting the exercise price of option grants by using average prices (or lowest prices) of common stock in a period preceding, surrounding or following the grant date.

   Retirement and Other Benefits

    NVE provides a 401(k) plan and a retirement plan, and supplements these retirement benefits with non-qualified plans to provide a competitive supplemental benefit that is beneficial in the attraction and retention of key executive talent. As discussed in further detail below, in 2008 the Committee reviewed the extent to which these programs imposed financial obligations extending beyond the termination of employment and redesigned NVE’s retirement benefits.

    In September 2009, NVE established a rabbi trust to provide funding for benefits under the non-qualified plans. The rabbi trust establishes a source of funds for future benefit payments and improves benefit security for participants. Unlike the qualified plans, assets in the rabbi trust would be subject to the claims of NVE’s general creditors in the event NVE were to go bankrupt.

    NVE maintains the following retirement benefit plans, all of which are relevant to NEO compensation:

Retirement Benefit Plan	Tax qualification
401(k) Plan	Qualified
Retirement Plan	Qualified
Retirement Restoration Plan	Non-qualified
Supplemental Executive Retirement Plan (SERP)	Non-qualified
401(k) Restoration Plan	Non-qualified

   NVE 401(k) Plan

    The NVE 401(k) plan is a tax-qualified, defined contribution savings plan that covers eligible NVE employees, including the NEOs. Under the 401(k) Plan, participants may, subject to IRS limits on annual contributions and compensation, contribute up to 100% of their eligible compensation to the 401(k) Plan, and may designate, all or any portion of their contributions as: (i) a pre-tax contribution under Section 401(k) of the Code; or (ii) an after-tax contribution, or (iii) A Roth 401(k) contribution. The annual limit on pre-tax contributions was $16,500, $15,500 and $15,500 during 2009, 2008 and 2007, respectively, although participants who are age 50 or older may make additional annual pre-tax contributions (“catch-up contributions”), as permitted under the tax code. The annual limitation on compensation was $245,000, $240,000 and $220,000 for 2009, 2008 and 2007, respectively. Except for “catch up contributions,” the company matches 100 percent of the first six percent of an employee’s eligible compensation contributed. Participants may choose to have their contributions and company matching contributions invested among a variety of investment funds available under the 401(k) Plan. Participant and Company contributions are fully vested and non-forfeitable.

   NVE Retirement Plan

    The NVE Retirement Plan (Retirement Plan) is a tax-qualified, noncontributory, defined benefit pension plan that covers eligible NVE employees, including the NEOs. Contributions to the Retirement Plan are made exclusively by NVE and are paid into a trust fund, which pays benefits directly to the participants. The amount of total compensation (i.e. base salary plus annual cash bonus awards) that may be considered in calculating a participant’s benefits under the NVE Retirement Plan are limited by IRS requirements. The annual limitation was $245,000, $230,000 and $220,000 for 2009, 2008 and 2007, respectively. Additionally, in accordance with IRS requirements, the Retirement Plan limits individual pension payments under the plan to an annual maximum of $195,000 per participant, first payable at age 65.

    Effective April 1, 2008, the Retirement Plan design was amended to implement a cash balance component for MPAT employees, in addition to the traditional final average pay component, each discussed in more detail below. Effective, January 1, 2009, a cash balance component was also added for Local 396 employees.

    Prior to April 2008, the Retirement Plan calculated retirement benefits solely on the basis of traditional final average pay. In 2008, the Company added a cash balance component to the Retirement Plan. Eligible employees with an aggregate of 75 “points” (i.e. years of age plus vesting service) as of a specified date, were eligible to elect to continue their participation under the traditional benefit component of the Retirement Plan. Accrued benefits of all employees who did not have at least 75 points, as well as all employees who affirmatively elected the cash balance component, converted to the cash balance component. Following the implementation of the new cash balance component, all newly hired MPAT and Local 396 employees will be covered under the cash balance component. Of the NEOs, only Mr. Ceccarelli was eligible for the one-time election described above, and he chose to continue his Retirement Plan participation under the traditional calculation component.

    Under the traditional component of the Retirement Plan, a participant’s benefits are calculated in the form of a lifetime annuity beginning at age 65, according to the following formula: (1.325% x “Final Average Earnings” x “Benefit Accrual Service”) + (0.475% x “Excess Compensation” [over the Social Security covered compensation] x “Benefit Accrual Service” up to 35 year maximum). If an employee retires and commences his/ her Retirement Plan benefits before age 62, the benefits are reduced by an early retirement factor to take into consideration the longer period of time over which the lifetime benefits are expected to be paid to the employee.

    A participant’s benefits under the cash balance calculation component are calculated monthly as a hypothetical lump sum amount factoring in an earnings credit (based on a percentage of employee’s eligible earnings (i.e. base pay and STIP). For employees who were with NVE and become covered by the cash balance component at the time of its implementation (April 1, 2008 for MPAT employees), the earnings credit rate ranges from four to eight percent depending on the employees “points” (age plus years of vesting service) on the cash balance component implementation date. For employees who were hired after that date, the earnings credit rate is fixed at four percent. In addition to the earnings credits, employees’ cash balance accounts are each credited annually, with an interest credit based on the 30-year Treasury Bond yield average of the month of November for each preceding year, plus 75 basis points, the total sum of which has to be equal to or exceed 5.27 percent (minimum threshold). If the sum is lower than the minimum threshold, 5.27 percent is used as the interest credit percentage.

   NVE Retirement Restoration Plan

    The NVE Retirement Restoration Plan (Retirement Restoration Plan) was adopted by NVE in 1989 and was restated effective January 1, 2009. This plan provides for a benefit substantially equal to the difference between the amount that would have been payable under the Retirement Plan, in the absence of laws limiting pension benefits and earnings that must be considered in calculating pension benefits, and the amount actually payable under the Retirement Plan. MPAT employees whose compensation exceeds the IRS annual compensation limit, as well as MPAT employees who participate in the NVE 401(k) Restoration Plan (described in detail below), are eligible to participate in the Retirement Restoration Plan. All of the NEOs participate in the Retirement Restoration Plan.

    The formula for determining an employee’s benefit under the Retirement Restoration Plan is the same as under the Retirement Plan. In the Retirement Restoration Plan, total eligible compensation (as defined in the Retirement Plan), without applying the IRS annual limitations on compensation and annual benefits, is used to determine a total retirement benefit. The portion of that total retirement benefit payable from the Retirement Plan is subtracted and the excess is payable from the Retirement Restoration Plan.

    Benefits under the Retirement Restoration Plan are payable upon the employee’s separation from service and paid in the form of a single lump sum or a life time annuity as elected by the employee during a special election period in 2008; provided that for all eligible employees hired on or after April 1, 2008 and employees who otherwise did not make a distribution election during the 2008 special election period, Retirement Restoration Plan benefits are paid in the form of a single lump sum if the employee is participating under the cash balance component of the Retirement Plan or if the employee’s separation from service is before age 55 and in the form of a life time annuity if the employee is participating in the traditional component of the Retirement plan and separates from service after age 55. Benefit payments under the Retirement Restoration Plan for all key employees (as defined under IRS rules), which includes all NEOs, are delayed for 6 months following the employee’s separation from service. Benefits under the Retirement Restoration Plan are also payable upon the death or disability of the employee.

   Supplemental Executive Retirement Plan (SERP)

    The SERP was adopted by NVE in 1990 and restated effective January 1, 2009. Eligibility for the SERP has been limited to key employees designated by NVE’s chief executive officer and approved by the Board. Additionally, effective April 1, 2008, eligibility and participation under the SERP was frozen to new entrants. Accordingly, as of April 1, 2008 only existing SERP participants will be eligible to receive SERP benefits. Each of our NEOs participates in the SERP. Under the SERP, benefits are calculated as a lifetime annuity commencing at age 62 based on the following formula:

Step 1.	(3.0% x SERP “Final Average Earnings”* x “Years of Service” up to 15 years) + (1.5% x SERP Final Average Earnings” x “Years of Service” over 15 years, capped at 25 years).

Step 2.	Less the benefit payable under the Retirement Plan.

Step 3.	Less the benefit payable under the Retirement Restoration Plan.

    *SERP “Final Average Earnings” reflect a three-year period, but otherwise are only minimally different than traditional component under the Retirement Plan and include specific income items approved by the Board of Directors.

    If benefits under the SERP commence before age 62, they are reduced by the same early retirement factors used under the Retirement Plan.

    Benefits under the SERP are paid at the same time and in the same form as benefit payments under the Retirement Restoration Plan and commence as a result of the employee’s separation from service, delayed for 6 months following the employee’s separation from service.

   401(k) Restoration Plan

    NEOs and other executive officers are also eligible for participation in the NVE 401(k) Restoration Plan (401(k) Restoration Plan), which is a deferred compensation plan supplementing benefits payable under the Company 401(k) plan. Key employees selected by NVE’s Benefit Plans Administrative Committee (Benefits Committee) based on criteria established by the Benefits Committee from time to time, are eligible to participate in the 401(k) Restoration Plan. For 2009, employees were eligible if they made in excess of $130,000 in base salary and were in the top 5% highly compensated group of employees.

    The 401(k) Restoration Plan provides participants an opportunity to defer compensation on a pre-tax basis and direct the investment of these amounts in hypothetical investments that mirror 401(k) investment options (with the exception of the NVE stock fund and self-directed brokerage option).

    The “match restoration” provision of the 401(k) Restoration Plan provides for an employer match, according to the 401(k) plan design, which is not otherwise provided under NVE’s 401(k) Plan due to IRS defined limits. This “match restoration” under the 401(k) Restoration Plan when added to the employer match provided under NVE’s 401(k) Plan will result in a 100% match of employee contributions up to 6% of eligible earnings.

    Under the 401(k) Restoration Plan, benefits are paid following the employee’s separation from service or at a specified date during the employee’s employment with NVE as designated by the employee each year during an annual enrollment period. Employees may designate up to two retirement distribution accounts and up to two in-service distribution accounts. Distributions under the retirement distribution accounts may be in the form of a single lump sum or up to ten annual installment payments as selected by the employee. Distributions under the in-service distribution accounts may be in the form of a single lump sum or up to five annual installment payments as selected by the employee. Distributions under the 401(k) Restoration Plan to key employees (as defined under IRS rules) as a result of the employee’s separation from service, are delayed for 6 months.

   Other Benefits

    General employee benefits for medical, dental and vision insurance, Employee Stock Purchase Plan, and life insurance and disability coverage are made available to all Management, Professional and Technical (MPAT) employees at NVE. These same benefit offerings form part of the compensation for the NEOs, and are identical to those offered to all other MPAT employees with two exceptions, as follows:
  NEOs are provided with supplemental life insurance coverage in the amount of $1,500,000, where such amounts for other MPAT employees are significantly lower.

  NEOs have access to disability coverage that provides a benefit of 60% of their base salary plus STIP, where other MPAT employees are only eligible to receive such benefits at 60% of their base salary (excluding STIP).
   Perquisites

    NVE provides NEOs with certain perquisites. These perquisites may include:
  Housing allowances (for alternate work locations)

  Tax gross ups on portions of executive life insurance premiums for senior executive officers

  Club memberships
    A complete listing and value associated with these perquisites are shown in the Summary Compensation table as “All Other Compensation.” In addition, the Company provided NEOs with a cash perquisite to be used at their discretion. These amounts have been included in salary in the Summary Compensation Table. The Committee does not intend to pay cash perquisites in 2010, or beyond.

    The Company provides perquisites for different reasons that are of benefit to NVE. The provided perquisites reflect competitive business practices for the Company’s competitive benchmarking group, and the Committee considers them necessary for retention and recruitment purposes.

    The Committee reviews the perquisites provided to the NEOs on a regular basis in an attempt to ensure that they continue to be appropriate in light of the Committee’s overall goal of designing a compensation program for NEOs that maximizes the interests of the stockholders and customers. For 2010, tax gross ups on executive life insurance premiums for executive officers have been eliminated.

    Additional detail on perquisites provided in 2009 to each NEO is found in the Summary Compensation Table.

   Post-Termination Compensation

    All NEOs are covered under the NVE Executive Change in Control Policy (CIC Policy), which provides certain severance benefits in the event an NVE officer is terminated without “cause” or resigns “with good reason,” within 24 months following a change in control, or at any time following a potential change in control but prior to a change in control, as more specifically defined in the CIC Policy. The CIC Policy went into effect on January 1, 2008, at which time it replaced individual severance agreements and eliminated tax gross ups for payments that NVE would have been obligated to make upon a “change in control” event. All NEOs are covered under the CIC Policy. The CIC Policy expires December 31, 2010.

    The CIC policy defines various terms as follows:
  “Cause” means (i) the willful and continued failure by the Executive to substantially perform his duties (other than as a result of incapacity due to physical or mental illness) after written demand by the Board and a 30-day cure period, or (ii) the willful engaging by the Executive in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise.

  “Good Reason” means (unless corrected within 30 days of notice by the Executive to the Company): (i) certain changes in the nature or status of the Executive’s responsibilities from those in effect prior to a change of control; (ii) a reduction in base salary (other than salary reductions similarly affecting all senior executives); (iii) the failure to pay, within 30 days of the date due, any portion of the Executive’s current compensation (other than a compensation deferral or good faith reduction related to unfavorable business conditions or circumstances similarly affecting all senior executives) or any portion of an installment of deferred compensation; (iv) the failure to continue in effect any compensation plan in which the Executive participates immediately prior to a change of control that is material to his or her total compensation unless an alternative plan has been put in place, or the failure to continue the Executive’s participation in such a plan (or alternative plan) on a basis not materially less favorable as existed prior to the change of control; or (v) the failure to continue to provide the Executive with benefits substantially similar to those provided to him or her under benefit plans in which the Executive participates immediately prior to a change of control (other than changes similarly affecting all senior executives) or to continue to provide the Executive with any material fringe benefit or substantially the same number of paid vacation days as provided at the time of a change in control.

  “Change in Control” means (i) any person becomes the beneficial owner of 40% or more of the combined voting power of the Company’s then outstanding securities (excluding certain acquisitions directly from the Company) (ii) the Board is no longer composed of at least a majority of the individuals who were on the Board on the effective date of the CIC Policy, and new Directors (other than those whose initial assumptions of office is in connection with an actual or threatened contest) who were appointed, elected or nominated for election by a vote of at least two-thirds of the Directors then in office who were Directors on the effective date of the CIC Policy or whose appointed, election or nomination was previously so approved, (iii) a merger or consolidation of the Company or any subsidiary with any other corporation (other than certain recapitalizations and other mergers and consolidations in which the Company’s stockholders continue to hold two-thirds of the voting securities of the combined entity), (iv) the approval of a complete liquidation or dissolution of the Company, or (v) the sale of a majority of the Company’s outstanding stock or the approval of the sale of all or substantially all of the Company’s assets.
    Detailed information regarding the CIC Policy including a definition of key terms and a quantification of benefits that would have been received by each NEO had termination occurred on or before December 31, 2009, is found under the heading “Potential Payments upon Termination or Change-in-Control”.

    The Committee believes that these arrangements are an important part of overall compensation for the NEOs and will help to secure the continued employment and focus of the NEOs, notwithstanding any concern that they might have regarding their own continued employment, prior to or following a change in control. The Committee also believes that the CIC policy is an important recruiting and retention tool, as most of the companies with which NVE competes for talent have similar agreements in place for their senior executives.

Tax Deductibility of Pay

    Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the amount of compensation that NVE may deduct in any one year to $1,000,000 with respect to each of its five most highly compensated executive officers. There is an exception to that limitation for certain performance-based compensation. For 2009, 2008 and 2007, management believes that substantially all of the compensation paid to its executive officers satisfied the requirements for deductibility under Section 162(m).

Internal Revenue Code Section 409A

    Section 409A of the Code applies to compensation deferred under a nonqualified deferred compensation plan or arrangement after December 31, 2004. Compliance with Code section 409A became fully effective on January 1, 2009. Section 409A imposes restrictions on the timing and election to defer compensation, as well as the form and timing of the payment of deferred compensation, and imposes burdensome tax consequences for failures to comply with its rules. The 401(k) Restoration Plan, Retirement Restoration Plan and SERP, as well as the Change in Control Policy, are all subject to Code section 409A and were all amended, effective on or before January 1, 2009, to comply with the applicable requirements. We believe that our nonqualified deferred compensation plans and arrangements are in compliance with Code section 409A.

COMPENSATION TABLES

Summary Compensation Table

    The following table sets forth information about the compensation paid to or accrued by the Chief Executive Officer, the Chief Financial Officer and each of the three other most highly compensated officers, for services in all capacities to NVE and its subsidiaries. The amounts set forth as total compensation in the table are calculated and presented pursuant to applicable SEC rules and do not represent amounts actually realized by the NEOs for 2009.

							Change in
							Qualified and
							Non-Qualified
					Option	Non-Equity	Deferred
				Stock	Awards	Incentive	Compensation	All Other
		Salary ($)		Awards ($)	($)	Plan ($)	Earnings ($)	Compensation ($)
Name and Principal Position	Year	(1)	Bonus ($)	(2)	(2)	(3)	(6)	(7)	Total ($)
Michael W. Yackira(4)(7)	2009	$730,000	$—	$1,744,902	$—	$556,962	$1,333,222	$130,151	$4,495,237
President, Chief	2008	$717,308	$—	$1,360,520	$—	$724,200	$768,658	$166,197	$3,736,883
Executive Officer	2007	$536,923	$—	$479,218	$1,515,725	$441,600	$498,834	$105,611	$3,577,911

William D. Rogers(5)(7)	2009	$435,000	$—	$839,525	$—	$—	$251,027	$54,955	$1,580,507
Corporate Senior	2008	$419,770	$—	$612,229	$—	$231,500	$138,200	$78,116	$1,479,815
Vice President, Chief	2007	$305,387	$—	$208,234	$104,169	$200,000	$48,252	$38,911	$904,953
Financial Officer and
Treasurer

Jeffrey L. Ceccarelli(7)	2009	$383,000	$—	$639,992	$—	$155,600	$358,935	$78,045	$1,615,572
Corporate Sr. Vice	2008	$380,715	$—	$536,440	$—	$196,600	$374,942	$127,790	$1,616,487
President, Energy Supply	2007	$362,692	$—	$232,521	$116,319	$173,000	$273,304	$62,102	$1,219,938

Roberto R. Denis(7)	2009	$360,000	$—	$599,995	$—	$152,900	$424,722	$50,138	$1,587,755
Corporate Sr. Vice	2008	$357,462	$—	$502,902	$—	$186,300	$368,797	$72,648	$1,488,109
President, Energy Delivery	2007	$334,423	$—	$208,234	$104,169	$173,000	$233,197	$34,338	$1,087,361

Paul J. Kaleta(7)	2009	$381,154	$—	$743,877	$—	$159,900	$254,856	$37,510	$1,577,297
Corporate Sr. Vice	2008	$373,193	$—	$532,053	$—	$199,200	$146,035	$69,820	$1,320,301
President, General
Counsel and Secretary
____________________

(1)	Included in salary for 2009 and 2008 were cash perquisites paid to the NEOs to be used at their discretion. Amounts included in each such year were $30,000 for Mr. Yackira and $15,000 for each of the other NEOs.

(2)	“Stock Awards” consists of the grant date fair values for performance shares and restricted stock; “Option Awards” consists of the grant date fair values for non-qualified stock options. These amounts are computed based upon the probable outcome of the performance conditions as of the representative grant dates. The amounts shown in these columns were not realized by the NEOs during the applicable year, and the value of awards that vest in the future is likely to be different from the amounts shown, based on, among other things, performance of the Company and the price of NVE common stock. No performance shares or performance based restricted shares vested in 2009. No vested NQSO’s were exercised in 2009. The grant date fair values were calculated in accordance with FASB ASC Topic 718. For assumptions used in these calculations, see Note 11, Stock Compensation Plans, of the notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. The maximum amount that could be earned for the 2009 stock awards assuming the highest level of performance, based on fair value at grant date, is $2,617,353 for Mr. Yackira, $959,993 for Mr. Ceccarelli, $919,997 for Mr. Denis and $952,170 for Mr. Kaleta. Mr. Rogers’ award will be forfeited due to his resignation.

(3)	The amounts presented for Non-Equity Incentive Plan awards consist of payments under the Short-Term Incentive Plan earned in 2009, and are calculated using base salary which could differ from the amount reported in the “Salary” column, because of how salaries are reported for W-2 purposes.

(4)	Mr. Yackira was appointed President and Chief Operating Officer in February 2007, and then appointed Chief Executive Officer in August 2007.

(5)	Mr. Rogers was appointed Chief Financial Officer and Treasurer in February 2007. Mr. Rogers voluntarily terminated his employment with the Company on February 2, 2010, and has three months from the date of his resignation to exercise vested option awards. Any unvested option awards, as well as any outstanding performance shares or performance based restricted share awards, will be forfeited.

(6)	Amounts for Non-Qualified Deferred Compensation do not include above-market or preferential earnings within the meaning of Item 402(c)(viii)(B) of Regulation S-K.

(7)	Amounts for All Other Compensation consisted of the following for 2009:

	ALL OTHER COMPENSATION TABLE
Description	Michael W. Yackira	William D. Rogers	Jeffrey L. Ceccarelli	Roberto R. Denis	Paul J. Kaleta
Company contributions to the 401(k)
deferred compensation plan	$14,700	$14,700	$14,700	$14,700	$14,700
Imputed income on group term life
insurance and premiums paid
for executive term life policies	$38,557	$8,046	$16,150	$23,638	$13,542
Gross-up	$591	$508	$890	$1,492	$819
Club Memberships	$19,903	$7,701	$4,305	$10,308	$8,449
Housing Allowance (for alternate
work location)	$56,400	$24,000	$42,000	$—	$—
Total	$130,151	$54,955	$78,045	$50,138	$37,510

GRANTS OF PLAN-BASED AWARDS

    All grants of plan-based awards to the named executive officers of NVE in 2009 are presented in the table below. The incentive plans under which these grants were made are fully described in the Compensation Discussion and Analysis section.

											Grant
										Exercise	Date
										or	Fair
					Estimated Future					Base	Value of
		Estimated Future Payouts Under			Payouts Under			All Other	All Other	Price of	Stock or
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			Stock	Option	Option	Option
		Threshold	Target	Maximum	Threshold	Target	Maximum	Awards	Awards	Awards	Awards
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/sh)	($)
Michael W. Yackira
Performance Shares(1)	02/06/2009				53,312	106,624	159,936				$1,163,268
Performance Based Restricted Shares(1)	02/06/2009				26,656	53,312	79,968				$581,634
Short-Term Incentive Plan	01/01/2009		$556,962

William D. Rogers
Performance Shares(1)	02/06/2009				22,317	44,633	66,950				$486,947
Performance Based Restricted Shares(1)	02/06/2009				11,159	22,317	33,476				$243,478
Restricted Shares(2)	02/06/2009							10,000			$109,100
Short-Term Incentive Plan	01/01/2009		$—

Jeffrey L. Ceccarelli
Performance Shares(1)	02/06/2009				19,554	39,107	58,661				$426,658
Performance Based Restricted Shares(1)	02/06/2009				9,777	19,554	29,331				$213,334
Short-Term Incentive Plan	01/01/2009		$155,600

Roberto R. Denis
Performance Shares(1)	02/06/2009				18,332	36,663	54,995				$399,993
Performance Based Restricted Shares(1)	02/06/2009				9,166	18,332	27,498				$200,002
Short-Term Incentive Plan	01/01/2009		$152,900

Paul J. Kaleta
Performance Shares(1)	02/06/2009				19,395	38,789	58,184				$423,188
Performance Based Restricted Shares(1)	02/06/2009				9,697	19,394	29,091				$211,589
Restricted Shares(2)	02/06/2009							10,000			$109,100
Short-Term Incentive Plan	01/01/2009		$159,900
____________________

(1)	The Performance Share Grants and Performance Based Restricted Share Grants dated February 6, 2009 will vest on December 31, 2011, to the extent that performance targets are met. Performance Share Grants targets in 2009 were related to stock price performance (TSR) and performance targets for Performance Based Restricted Share grants take into account the aggregate STIP performance over a three year period.

	i.	The threshold represents the minimum acceptable performance which, if attained, results in payment of 50% of the target award. Performance below the minimum acceptable level results in no award earned.

	ii.	The target indicates a level of outstanding performance and which, if attained, results in payment of 100% of the target award.

	iii.	The maximum represents a level indicative of exceptional performance which, if attained, results in a payment of 150% of the target award.

Mr. Rogers resigned in February 2010 and therefore any equity awards granted to Mr. Rogers in 2009 were forfeited.

(2)	These awards were granted to Mr. Kaleta and Mr. Rogers as a retention incentive, and will vest three years from the date of grant if they are still employed by the Company. Mr. Rogers resigned in February 2010 and therefore his award terminated.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

    The following table provides information about all awards held by the named executive officers at December 31, 2009:

		OPTION AWARDS					STOCK AWARDS
										Equity
										Incentive
										Plan Awards:
									Equity	Market
									Incentive	or Payout
				Equity					Plan Awards:	Value of
				Incentive				Market	Number	Unearned
				Plan Awards:			Number	Value	of Unearned	Shares,
				Number of			of Earned	of Earned	Shares,	Units or
		Number	Number of	Securities			Shares or	Shares	Units or	Other
		of Securities	Securities	Underlying			Units	or Units	Other	Rights that
		Underlying	Underlying	Unexercised			of Stock	of Stock	Rights	Have
		Unexercised	Unexercised	Unearned	Option	Option	that	that Have	that Have	Not
		Options (#)	Options (#)	Options	Exercise	Expiration	Have Not	Not Vested ($)	Not	Vested ($)
Name		Exercisable	Unexercisable	(#)	Price ($)	Date	Vested (#)	(1)	Vested (#)	(1)
Michael W. Yackira
Options — 02/07/2005	(2)	18,638			$10.05	02/08/2015
Options — 02/07/2005	(3)	4,660			$10.05	02/08/2015
Options — 02/07/2006	(2)	17,527			$13.29	02/08/2016
Options — 02/14/2007	(2)	25,571	12,785		$17.99	02/15/2017
Options — 05/09/2007	(5)	133,333	66,667		$18.63	05/09/2017
Performance Shares — 02/14/2007	(9)						26,638	$329,778		$—
Performance Shares — 02/07/2008	(4)						40,801	$505,116	20,401	$252,564
Performance Based Restricted Shares — 02/07/2008	(4)						20,401	$252,564	10,200	$126,276
Performance Shares — 02/06/2009	(4)						35,541	$439,998	71,083	$880,008
Performance Based Restricted Shares — 02/06/2009	(4)						17,771	$220,005	35,541	$439,998
William D. Rogers(10)
Options — 05/02/2005	(2)	5,180			$10.87	05/03/2015
Options — 05/02/2005	(3)	1,295			$10.87	05/03/2015
Options — 02/07/2006	(2)	4,573			$13.29	02/08/2016
Options — 02/14/2007	(2)	11,111	5,556		$17.99	02/15/2017
Performance Shares — 02/14/2007	(9)						11,575	$143,299		$—
Performance Shares — 02/07/2008	(4)						18,361	$227,309	9,180	$113,648
Performance Based Restricted Shares — 02/07/2008	(4)						9,180	$113,648	4,590	$56,824
Performance Shares — 02/06/2009	(4)						14,878	$184,190	29,755	$368,367
Performance Based Restricted Shares — 02/06/2009	(4)						7,439	$92,095	14,878	$184,190
Restricted Shares — 02/06/2009	(7)						6,944	$85,967	3,056	$37,833
Jeffrey L. Ceccarelli
Options — 08/01/1999 — Special	(8)	10,300			$26.00	01/02/2010
Options — 01/01/2001	(2)	22,510			$14.80	01/02/2011
Options — 01/01/2002	(2)	34,500			$15.58	01/02/2012
Options — 02/07/2005	(2)	4,842			$10.05	02/08/2015
Options — 02/07/2005	(3)	3,632			$10.05	02/08/2015
Options — 02/07/2006	(2)	14,886			$13.29	02/08/2016
Options — 02/14/2007	(2)	12,407	6,204		$17.99	02/15/2017
Performance Shares — 02/14/2007	(9)						12,925	$160,012		$—
Performance Shares — 02/07/2008	(4)						16,087	$199,157	8,044	$99,585
Performance Based Restricted Shares — 02/07/2008	(4)						8,044	$99,585	4,022	$49,792
Performance Shares — 02/06/2009	(4)						13,036	$161,386	26,071	$322,759
Performance Based Restricted Shares — 02/06/2009	(4)						6,518	$80,693	13,036	$161,386
Roberto R. Denis
Options — 02/07/2005	(2)	11,101			$10.05	02/08/2015
Options — 02/07/2005	(3)	2,775			$10.05	02/08/2015
Options — 02/07/2006	(2)	13,445			$13.29	02/08/2016
Options — 02/14/2007	(2)	11,111	5,556		$17.99	02/15/2017
Performance Shares — 02/14/2007	(9)						11,575	$143,299		$—
Performance Shares — 02/07/2008	(4)						15,082	$186,715	7,541	$93,358
Performance Based Restricted Shares — 02/07/2008	(4)						7,541	$93,358	3,770	$46,673
Performance Shares — 02/06/2009	(4)						12,221	$151,296	24,442	$302,592
Performance Based Restricted Shares — 02/06/2009	(4)						6,111	$75,654	12,221	$151,296
Paul J. Kaleta
Options — 02/01/2006	(6)	30,000			$13.29	02/02/2016
Options — 02/07/2006	(2)	8,224			$13.29	02/08/2016
Options — 02/07/2006	(3)	2,112			$13.29	02/08/2016
Options — 02/07/2006	(2)	14,405			$13.29	02/08/2016
Options — 02/14/2007	(2)	11,111	5,556		$17.99	02/15/2017
Performance Shares — 02/14/2007	(9)						11,575	$143,299		$—
Performance Shares — 02/07/2008	(4)						15,956	$197,535	7,978	$98,768
Performance Based Restricted Shares — 02/07/2008	(4)						7,978	$98,768	3,989	$49,384
Performance Shares — 02/06/2009	(4)						12,930	$160,073	25,859	$320,134
Performance Based Restricted Shares — 02/06/2009	(4)						6,465	$80,037	12,929	$160,061
Restricted Shares — 02/06/2009	(7)						6,944	$85,967	3,056	$37,833

____________________

(1)	Market Value is based on the December 31, 2009, closing trading price of NVE stock of $12.38; all incentive plan performance share awards are shown as achieving the target level of performance, which results in a 100% payout of the award.

(2)	These option awards vest over a three year period, one-third each year beginning one year after grant date.

(3)	This grant was earned on September 12, 2007, upon the restoration of NVE’s common stock dividend.

(4)	These performance share awards will be paid at the end of a three year performance period if the specified performance measures are achieved.

(5)	This grant was awarded to Mr. Yackira upon his promotion to President and Chief Executive Officer of NVE, and will vest at one third each year beginning one year after grant date.

(6)	This grant was awarded to Mr. Kaleta upon his hire in 2006, and vested one year from date of grant.

(7)	These grants were awarded to Mr. Kaleta and Mr. Rogers as a retention incentive and will vest three years from the date of grant if the officer is still employed with the Company.

(8)	This award was granted upon the consummation of the merger between SPR and NVE, and vested one third each year over a three year period beginning January 2000.

(9)	This performance share award was forfeited in February 2010 due to not meeting the grant performance criteria.

(10)	Mr. Rogers voluntarily terminated his employment with the Company in February 2010, and has three months from the date of his resignation to exercise vested option awards. Any unvested option awards, as well as any outstanding performance shares or performance based restricted share awards will be forfeited.

OPTION EXERCISES AND STOCK VESTED

     There were no exercises of options or vesting of stock awards in 2009 for any of the NEOs.

PENSION BENEFITS

     The following table provides the present value of accumulated retirement benefits payable to each of the named executives, according to the terms and conditions of each plan. The retirement plans under which these benefits are available are generally described in the Compensation Discussion and Analysis section above.

			Present Value of
		Number of Years	Accumulated Benefit	Payments During
Name	Plan Name	Credited Service	(1)	Last Fiscal Year
Michael W. Yackira(2)(3)(4)	Retirement Plan	N/A	$238,609	$0
	Restoration Plan	N/A	$545,145	$0
	SERP Plan	8.917	$2,267,056	$0
William D. Rogers(2)(3)(7)	Retirement Plan	N/A	$73,347	$0
	Restoration Plan	N/A	$66,254	$0
	SERP Plan	4.417	$337,886	$0
Jeffrey L. Ceccarelli(6)	Retirement Plan	34.250	$1,037,971	$0
	Restoration Plan	34.250	$1,501,865	$0
	SERP Plan	35.333	$159,639	$0
Roberto R. Denis(2)(3)(5)	Retirement Plan	N/A	$233,721	$0
	Restoration Plan	N/A	$271,901	$0
	SERP Plan	9.333	$1,160,153	$0
Paul J. Kaleta(2)(3)(8)	Retirement Plan	N/A	$78,743	$0
	Restoration Plan	N/A	$85,610	$0
	SERP Plan	3.917	$357,411	$0

____________________

(1)	Internal Revenue Code section 409A regulations may delay payment by six months. This was not taken into account in the present value calculations.

(2)	Mr. Yackira, Mr. Rogers, Mr. Kaleta, and Mr. Denis were converted to the cash balance plan design on April 1, 2008 under the NVE Retirement Plan and NVE Restoration Plan.

(3)	Credited Service is not applicable for participants benefiting under the cash balance plan design.

(4)	Mr. Yackira’s benefit under the SERP plan includes 2 years of imputed service to be granted upon attainment of age 62.

(5)	Mr. Denis’ benefit under the SERP plan includes 3 years of imputed service to be granted upon attainment of age 62.

(6)	Mr. Ceccarelli’s benefit under the SERP plan includes 1 year and 1 month of imputed service.

(7)	Mr. Rogers is vested in the Qualified and Restoration Plans and will become vested in the SERP plan in 5 years and 8 months.

(8)	Mr. Kaleta is vested in the Qualified and Restoration Plans and will become vested in the SERP plan in 8 months.

The following assumptions were used in calculating the present value of the accumulated benefit:

i.	Pension economic assumptions utilized for NVE’s financial reporting for fiscal year end 2009 calculated in accordance with the Compensation Retirement Benefits Topic of the FASC.

ii.	NVE reports using a measurement date of December 31, and that date has been used in all calculations for the above table, and these assumptions are outlined below:

	a.	The discount rate for fiscal year end 2009 was 5.8% for the Qualified plan, 5.85% for the Restoration plan, and 5.30% for the SERP plan.

	b.	Postretirement mortality is based on the Generational RP 2000 mortality table with Scale AA.

	c.	There was assumed to be no pre-retirement mortality, turnover, or disability.

	d.	Retirement age was assumed to be the greater of age 62 and current age for participants benefiting under the traditional design, and is assumed to be current age for participants benefiting under the cash balance design.

iii.	The demographic assumptions used are also consistent with pension financial reporting, with the exception as required by SEC guidance, that pre-retirement decrements are not used.

     A narrative description of material factors relating to pension plans has been provided in the section “Compensation Philosophy” under “Retirement Plans.”

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

     The following tables show the estimated payments each of the named executives could receive upon their termination under various circumstances, including a change-in-control. The amounts shown assume that the termination was effective as of December 31, 2009, and includes amounts earned through that time. The actual amounts to be paid out can only be determined at the time an executive separates from NVE. NEOs are not eligible for tax gross-ups on severance payments in relation to either IRC Section 280(g) or 4999. The footnotes are presented after the final table.

Michael W. Yackira

VALUE OF SEVERANCE AND CHANGE-IN-CONTROL AGREEMENTS

	For Cause		Disability	Retirement	Without Cause	Change-in-Control
Type of Benefit	(1)	Death	(2)	(3)	(4)	(5)(7)(10)
Cash Severance(6)	$—	$—	$—	$—	$—	$4,095,000
Lump Sum Pension
Service Equivalent(12)	$—	$—	$—	$—	$—	$2,608,943
Life Insurance Proceeds(11)	$—	$2,550,000	$—	$—	$—	$—
Equity Benefits(8)
Performance Shares	$—	$1,358,272	$1,358,272	$1,358,272	$—	$1,358,272
Restricted Stock
Unexercisable Options	$—	$—	$—	$—	$—	$—
Retirement Benefits(9)
NVE Retirement Plan	$18,043	$18,043	$18,043	$18,043	$18,043	$18,043
NVE Restoration Plan	$41,222	$41,222	$41,222	$41,222	$41,222	$41,222
NVE SERP Plan	$—	$166,660	$125,240	$125,240	$125,240	$125,240
Retiree Medical	$—	$—	$—	$—	$—	$1,902
Other Benefits
Health & Welfare	$—		$—	$—	$—	$139,346
Total of All Benefits	$59,265	$4,134,197	$1,542,777	$1,542,777	$184,505	$8,387,968

William D. Rogers

VALUE OF SEVERANCE AND CHANGE-IN-CONTROL AGREEMENTS

	For Cause		Disability	Retirement	Without Cause	Change-in-Control
Type of Benefit	(1)	Death	(2)	(3)	(4)	(5)(7)(10)
Cash Severance(6)	$—	$—	$—	$—	$—	$2,016,000
Lump Sum Pension
Service Equivalent(12)	$—	$—	$—	$—	$—	$581,774
Life Insurance Proceeds(11)	$—	$2,130,000	$—	$—	$—	$—
Equity Benefits(8)
Performance Shares	$—	$591,948	$591,948	$591,948	$—	$591,948
Restricted Stock	$—	$37,599	$37,599	$37,599	$—	$123,800
Unexercisable Options	$—	$—	$—	$—	$—	$—
Retirement Benefits(9)
NVE Retirement Plan	$4,843	$4,843	$4,843	$4,843	$4,843	$4,843
NVE Restoration Plan	$4,375	$4,375	$4,375	$4,375	$4,375	$4,375
NVE SERP Plan	$—	$63,152	$30,397	$—	$30,397	$30,397
Retiree Medical	$—	$—	$—	$—	$—	$—
Other Benefits
Health & Welfare	$—	$—	$—	$—	$—	$30,809
Total of All Benefits	$9,218	$2,831,917	$669,162	$638,765	$39,615	$3,383,946

Jeffrey L. Ceccarelli

VALUE OF SEVERANCE AND CHANGE-IN-CONTROL AGREEMENTS

	For Cause		Disability	Retirement	Without Cause	Change-in-Control
Type of Benefit	(1)	Death	(2)	(3)	(4)	(5)(7)(10)
Cash Severance(6)	$—	$—	$—	$—	$—	$1,711,200
Lump Sum Pension
Service Equivalent(12)	$—	$—	$—	$—	$—	$284,616
Life Insurance Proceeds(11)	$—	$2,052,000	$—	$—	$—	$—
Equity Benefits(8)
Performance Shares	$—	$518,665	$518,665	$518,665	$—	$518,665
Restricted Stock	$—	$—	$—	$—	$—	$—
Unexercisable Options	$—	$—	$—	$—	$—	$—
Retirement Benefits(9)
NVE Retirement Plan	$82,946	$62,997	$82,946	$82,946	$82,946	$82,946
NVE Restoration Plan	$120,793	$91,742	$120,793	$120,793	$120,793	$120,793
NVE SERP Plan	$—	$9,386	$12,358	$12,358	$12,358	$12,358
Retiree Medical	$—	$—	$—	$—	$—	$—
Other Benefits
Health & Welfare	$—	$—	$—	$—	$—	$76,662
Total of All Benefits	$203,739	$2,734,790	$734,762	$734,762	$216,097	$2,807,240

Roberto R. Denis

VALUE OF SEVERANCE AND CHANGE-IN-CONTROL AGREEMENTS

	For Cause		Disability	Retirement	Without Cause	Change-in-Control
Type of Benefit	(1)	Death	(2)	(3)	(4)	(5)(7)(10)(13)
Cash Severance(6)	$—	$—	$—	$—	$—	$1,516,646
Lump Sum Pension
Service Equivalent(12)	$—	$—	$—	$—	$—	$787,261
Life Insurance Proceeds(11)	$—	$2,017,500	$—	$—	$—	$—
Equity Benefits(8)
Performance Shares	$—	$486,244	$486,244	$486,244	$—	$486,244
Restricted Stock	$—	$—	$—	$—	$—	$—
Unexercisable Options	$—	$—	$—	$—	$—	$—
Retirement Benefits(9)
NVE Retirement Plan	$18,379	$18,379	$18,379	$18,379	$18,379	$18,379
NVE Restoration Plan	$21,381	$21,381	$21,381	$21,381	$21,381	$21,381
NVE SERP Plan	$—	$57,618	$49,503	$49,503	$49,503	$49,503
Retiree Medical	$—	$—	$—	$—	$—	$1,742
Other Benefits
Health & Welfare	$—	$—	$—	$—	$—	$80,442
Total of All Benefits	$39,760	$2,601,122	$575,507	$575,507	$89,263	$2,961,598

Paul J. Kaleta

VALUE OF SEVERANCE AND CHANGE-IN-CONTROL AGREEMENTS

	For Cause		Disability	Retirement	Without Cause	Change-in-Control
Type of Benefit	(1)	Death	(2)	(3)	(4)	(5)(7)(10)(13)
Cash Severance(6)	$—	$—	$—	$—	$—	$1,257,913
Lump Sum Pension
Service Equivalent(12)	$—	$—	$—	$—	$—	$590,355
Life Insurance Proceeds(11)	$—	$2,047,500	$—	$—	$—	$—
Equity Benefits(8)
Performance Shares	$—	$514,430	$514,430	$514,430	$—	$514,430
Restricted Stock	$—	$37,599	$37,599	$37,599	$—	$123,800
Unexercisable Options	$—	$—	$—	$—	$—	$—
Retirement Benefits(9)
NVE Retirement Plan	$5,563	$5,563	$5,563	$5,563	$5,563	$5,563
NVE Restoration Plan	$6,048	$6,048	$6,048	$6,048	$6,048	$6,048
NVE SERP Plan	$—	$49,560	$26,633	$—	$26,633	$26,633
Retiree Medical	$—	$—	$—	$—	$—	$—
Other Benefits
Health & Welfare	$—	$—	$—	$—	$—	$73,777
Total of All Benefits	$11,611	$2,660,700	$590,273	$563,640	$38,244	$2,598,519

____________________

(1)	Termination for cause, other than under a change in control, means termination for reasons related to moral turpitude, conviction of a felony; or voluntary resignation without Board’s consent or approval. The calculation assumes termination is for one of these reasons.

(2)	Termination on the basis of disability assumes the disability preventing the executive from successfully fulfilling the duties of his position, occurred on or before June 1, 2009 and NV Energy gave 30 days notice of termination, with an effective date of December 31, 2009. In addition, for the purpose of this calculation we have assumed that the named executive officer does not exercise the appeal provision of the disability determination process.

(3)	Termination on the basis of retirement assumes that the executive voluntarily resigned and is eligible to retire effective December 31, 2009.

(4)	Termination without cause requires the company to decide to terminate the employment relationship without notice or providing a reason.

(5)	Change in control assumes that the executive was terminated within 24 months following a corporate change in control or potential change in control scenario as defined by the Company’s CIC Policy (i.e. double trigger) dated January 1, 2008. For the purpose of this calculation it is assumed that the executive’s termination coincides with a change in control effective date of December 31, 2009, and it is further assumed that the Company’s CIC Policy dated January 1, 2008 would supersede all other agreements entered into individually with each executive.

(6)	Cash severance is defined as all those payments owed or owing to the executive which are payable in cash under the different termination scenarios. While different payments may be paid in lump sum or over a period of time (e.g., one year), for the purpose of these calculations, the value of the cash severance payments are determined based on the assumption that they are made in lump sum form on or about the termination date. In addition, it is assumed that all accrued and unused vacation time for 2009 has been used or paid, and all base salary has been paid through last day of the year.

(7)	The value of cash severance for termination following a change in control represents three-times annual base pay plus target short-term annual incentive award for all named executive officers.

(8)	Equity awards are valued based on December 31, 2009 closing price of $12.38. In addition, the calculations reflect any applicable legal agreements affecting accelerated vesting of outstanding performance or other share awards as well as the immediate right to exercise any outstanding and unvested stock options. The values are based on the assumption that any unvested portion of performance shares would have been vested had the performance cycle not been truncated and any pro-rata calculations are based on initial grant date from the start of the performance cycle through December 31, 2009. In addition, the value may be paid in either cash or equity at the discretion of the Board of Directors at the time of termination.

(9)	In addition to the benefits available as a component of severance, each executive participates in the pension plans disclosed in the Pension Plan Table with current accrued values. Executives would also be eligible for payments from these plans of all vested accrued benefits. The value of any retirement benefits reflected herein is the amount of a single life annuity for one year at the first date the executive would be eligible to receive a benefit. SERP payments to Mr. Rogers and Mr. Kaleta due to Termination without cause and Disability would begin at age 55. For death benefits for Mr. Ceccarelli, his spouse is assumed to be no more than five years younger than the participant. Annuity conversion interest rates are assumed to be the rates applicable for 2009 adjusted for appropriate phase-in in future years. Payments calculated for Mr. Yackira and Mr. Denis that are shown above do not include the additional years of service promised under the SERP upon reaching age 62. Although annual annuities are shown above, all benefits could be paid as a lump sum, except for those to Mr. Ceccarelli under the Retirement Plan (traditional design) and Retiree Medical benefits to any participant. Mr. Ceccarelli would be eligible for special disability benefits at 12/31/2009, but such payments would not commence until age 65. He is assumed to elect to commence ordinary retirement benefits at his current age. Messrs. Yackira, Rogers, Kaleta, and Denis are not eligible for special disability benefits at 12/31/2009 as they have less than 10 years of service.

(10)	The value of the health and welfare benefits to be provided to an executive and his family (if appropriate) is based on the value of current elections prior to termination, assumes no change in benefit elections and continues to require contributions by the NEO at the applicable employee rate. For each of the NEOs the opportunity to continue in the health program at the applicable employee rate beyond employment is available for up to 36 months following a change in control and this is assumed to run concurrently with any potential COBRA or other regulatory mandate for coverage following termination.

(11)	Each NEO is covered by NV Energy’s Basic Life Insurance Program through Hartford, and an Executive Life Insurance Program through MetLife with benefits payable to a designated beneficiary in the event of death valued at $1.5 million.

(12)	Under the terms of the CIC Policy, the lump sum pension service equivalent is payable as a single lump sum cash payment, and is equal to the value of additional accruals the executive would have received under the Company’s pension plans had the executive continued in employment for an additional period of time specified in the CIC Policy. Additional service, as defined in the CIC agreement, is interpreted to apply as additional pay accruals under the cash balance design.

(13)	NEOs are subject to a reduction in change-in-control payments if the reduction would result in the “best net” benefit to the executive, with consideration for income tax under IRC Sections 280(G) and 4999. Mr. Denis and Mr. Kaleta would both be subject to a reduction if a change in control occurred on December 31, 2009.

NON-QUALIFIED DEFERRED COMPENSATION

     The following table shows the 2009 activity and ending balances for each of the named executives in the NVE Non-Qualified Deferred Compensation plan. This plan is described in the Compensation Discussion and Analysis above.

			Aggregate	Aggregate	Aggregate
	Executive	Registrant	Earnings	Withdrawals/	Balance
	Contributions in	Contribution in	in Last	Distributions in	at Last Fiscal
	Last Fiscal Year	Last Fiscal Year	Fiscal Year	Last Fiscal Year	Year-End
Name	($)	($)	($)(1)(2)	($)	($)(3)
Michael W. Yackira	67,488	55,200	55,888	—	269,839
William D. Rogers	72,000	23,922	75,072	—	306,270
Jeffrey L. Ceccarelli	18,000	21,894	29,674	—	126,731
Roberto R. Denis	6,500	18,991	8,387	—	83,521
Paul J. Kaleta	7,500	19,906	6,669	—	64,484
____________________

(1)	The amounts shown in the aggregate earnings column are not treated as above-market or preferential earnings within the meaning of Item 402(c)(viii)(B), because such earnings are the same as the return paid on amounts invested in an externally managed investment fund that is available to all employees participating in the non-discriminatory tax qualified 401(k) plan sponsored by the employer.

(2)	None of the amounts of the Executive Contributions, Registrant Contribution and Aggregate Earnings in Last Fiscal Year columns are included in the Summary Compensation Table for the designated NEO. The amount of any deferred compensation will be included in an NEOs compensation only at the time of distribution or vesting consistent with applicable legislation.

(3)	None of the Aggregate Balance at Last Fiscal Year includes money previously reported as earnings in the Summary Compensation Table.

DIRECTORS’ COMPENSATION

     The total 2009 compensation of our non-employee Directors (Outside Directors) is shown in the following table:

					Change in
				Non-Equity	Pension
	Fees			Incentive	Value and
	Earned or			Plan	Nonqualified
	Paid in	Stock	Option	Compensation	Deferred	All Other
	Cash	Awards	Awards	($)	Compensation	Compensation	Total
Name	($)	($)	($)	(6)	Earnings	($)	($)
Mr. Anderson(1)	68,403	74,997					143,400
Mr. Christenson(1)	76,003	74,997					151,000
Ms. Clark	77,103	74,997					152,100
Ms. Coleman(4)(7)	45,750					99,462	145,212
Mr. Day(3)(5)(6)	66,400			75,000		10,769	152,169
Mr. Frank	34,803	74,997					109,800
Mr. Herbst(4)(7)	44,150					83,427	127,577
Mr. Kennedy(5)(6)	72,400			75,000		833	148,233
Ms. Mullarkey	70,203	74,997					145,200
Mr. O’Reilly(1)(3)(5)(6)	33,250			120,000		6,663	159,913
Mr. Satre(2)(5)(6)	26,700	75,000		60,000		7,660	169,360
Mr. Snyder(1)(5)(6)	68,300			75,000		4,004	147,304

____________________

(1)	Chair of Committee.

(2)	Chairman of the Board.

(3)	Total excludes “phantom stock” as follows: Mr. Day, 16,597 shares, and Mr. O’Reilly, 7,521 shares.

(4)	All Other compensation includes the cash out of phantom stock for Ms. Coleman (9,704 shares) and Mr. Herbst (8,139 shares) upon their retirements from the Board during 2009.

(5)	All Other Compensation represents the dividend payment on deferred shares.

(6)	The Director elected to defer payment of the stock award until such time as he is no longer a Director of NVE. The receipt of the stock award is reflected in the Non-Equity Incentive Plan Compensation column. There were no unvested stock awards at December 31, 2009.

(7)	Retired.

      Each Outside Director is paid an annual retainer of $120,000. In keeping with the Board’s policy to tie management and Outside Director compensation to overall company performance and to increase Outside Director share ownership, NVE’s Non-Employee Director Stock Plan (“Plan”) requires that a minimum of $75,000 of the annual retainer for each Outside Director be paid in common stock of NVE. In accordance with the terms of the Plan, several Outside Directors regularly elect to receive an even greater percentage in stock. The Plan’s aim is for all Outside Directors to have invested a minimum of $100,000 of NVE stock after their first three-year term in office.

     In addition to the annual retainer, Outside Directors are paid $1,200 for each Board or Committee meeting attended, with the exception of Audit Committee meetings for which Outside Directors are paid $1,500, except no Outside Director shall be paid more than two meeting fees per day regardless of the number of meetings attended. Outside Directors also receive a full or partial travel fee (depending on distance) to attend meetings away from the Outside Director’s home city. In consideration of additional responsibilities and time commitments, Outside Directors that serve as Committee Chairpersons are paid an additional $1,000 quarterly, except for the Audit Committee Chair and the Lead Independent Chairman who each receive $2,500 quarterly in consideration for the significant additional duties related to those positions. The Non-Executive Chairman of the Board receives an additional annual fee of $60,000 (which may be paid in quarterly installments or received in stock) but receives no meeting fees.

     NVE’s Retirement Plan for Outside Directors, adopted March 6, 1987, was terminated on June 25, 1996. The actuarial value of the vested benefit as of May 20, 1996, for each Outside Director was converted into “phantom stock” of NVE at its fair market value on that day. The “phantom stock” is held in an account to be paid at the time of the Outside Director’s departure from the Board, either in stock or cash at the discretion of the Board. All “phantom stock” earns dividends at the same rate as listed company common stock from the date of conversion and is deemed reinvested in additional shares at the price of the stock on the dividend payment date.

EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth information as of December 31, 2009, regarding NVE’s Non-Employee Director Stock Plan, Employee Stock Purchase Plan and LTIP. Our stockholders previously approved each of these plans and all amendments that were subject to stockholder approval, except for the 2009 amendment to the Employee Stock Purchase Plan which will be submitted to the stockholders at the Annual Meeting. We have no equity compensation plans that have not been approved by stockholders.

Number of
Securities
	Number of		Remaining Available
	Securities to be		For Future Issuance
	Issued Upon	Weighted Average	Under Equity
	Exercise of	Exercise Price	Compensation Plans
	Outstanding	Outstanding	(Excluding
	Options, Warrants	Options, Warrants	Securities
	and Rights	and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)
Non-Employee Director Stock Plan(1)	24,118 shares		338,285 shares
Employee Stock Purchase Plan(2)	Not applicable	Not applicable	21,098 shares
Long-Term Incentive Plan(3)	2,668,792 shares	$4.80	3,942,614 shares
____________________

(1)	The 2003 Non-Employee Director Stock Plan provides for the issuance of up to 700,000 shares of Common Stock over a ten-year period to members of the Company’s Board of Directors who are not employees of the Company in lieu of a portion of the annual retainer paid to those individuals for their service on the Company’s Board of Directors. The exercise price of outstanding options, warrants and rights is based on the closing stock price on the date earned, which is the date the Non-Employee Director retires from the Board.

(2)	The Employee Stock Purchase Plan was approved by the stockholders of NVE on June 19, 2000, and an amendment and restatement of the Plan was approved by the stockholders on April 28, 2008. At the Annual Meeting, the stockholders will vote on an amendment to the Plan which would increase the shares reserved for issuance thereunder from 900,162 to 1,900,162. Under NVE’s Employee Stock Purchase Plan, eligible employees of NVE and any of its subsidiaries may save regularly by payroll deductions and twice each year use their savings to purchase NVE’s Common Stock. Through March 1, 2010, we had issued 879,064 shares thereunder. In addition, an offering period under the Plan is currently in effect and scheduled to expire on June 1, 2010, on which date we will issue an additional number of shares to be determined at such time.

(3)	The Long-Term Incentive Plan provides for the granting of stock options (both “nonqualified” and “qualified”), stock appreciation rights (SARs), restricted stock, performance units, performance shares and performance-based restricted stock to participating employees an incentive for outstanding performance. The exercise price of outstanding options, warrants and rights varies based on the type and date of grant. It is generally based on the closing price of NVE common stock, an average closing price for a five day range prior to the grant date, or on the last day of the measurement period. The number of performance shares granted, but not vested are 1,722,309, the total number of unvested options are 116,985 and the total number of vested but not exercised options are 829,498.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following tables set forth information as of February 2, 2010 with respect to the beneficial ownership of our common stock by:
  The stockholders we know to beneficially own more than 5% of our outstanding common stock;

  Each Director;

  Each NEO in the Summary Compensation Table included below in this proxy statement; and

  All of our executive officers and Directors as a group.
     Unless otherwise indicated, all persons named in the tables have sole voting and investment power with respect to the shares shown.

Name and Address of Beneficial Owner	Shares Owned	Percent of Class(3)
Blackrock, Inc.(1)	15,403,533	6.56%
40 East 52nd Street,
New York, NY 10022
Franklin Resources(2)	15,025,900	6.40%
One Franklin Parkway,
San Mateo, CA 94403-1906
____________________

(1)	Based on Form 13G filed by January 29, 2010.

(2)	Based on Schedule 13G/A filed by January 27, 2010.

(3)	As of February 2, 2010.

	Number of Shares
	Beneficially	Percent of Shares
Name	Owned(1)	Beneficially Owned
Joseph B. Anderson	22,186
Glenn C. Christenson	61,333
Susan F. Clark	9,333
Theodore J. Day(2)(3)	103,686
Stephen F. Frank	10,333
Brian J. Kennedy(3)	16,856	No Director or executive officer
Maureen T. Mullarkey	16,067	owns in excess of one percent
John F. O’Reilly(2)(3)	65,382
Philip G. Satre(3)	68,422
Donald D. Snyder(3)	22,904
Jeff Ceccarelli(4)	164,637
Roberto Denis(4)	87,437
Paul Kaleta(4)	83,267
William Rogers(4)	45,996
Michael Yackira(4)	297,179
All executive officers and Directors as a
group (20 persons)(4)	1,090,791
________________________

(1)	The number of shares of common stock beneficially owned by each person is determined under rules promulgated by the SEC. Under these rules, a person is deemed to have “beneficial ownership” of any shares over which that person has or shares voting or investing power, plus any shares that the person has the right to acquire within 60 days, including through the exercise of stock options. To our knowledge, unless otherwise indicated, all of the persons listed above have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.

(2)	Includes shares of “phantom stock” representing the actuarial value of certain Directors’ vested benefits in the terminated Retirement Plan for Outside Directors, payable at the time of the respective Director’s departure from the Board in the following amounts: Messrs. Day, and O’Reilly 16,597,and 7,521 shares, respectively.

(3)	Includes shares that the Directors have requested be deferred until their departure from the Board in the following amounts: Messrs. Day, Kennedy, O’Reilly, Satre, and Snyder 41,453, 8,333, 31,100, 28,153 and 18,904 shares, respectively.

(4)	Includes shares issuable under the Long-Term Incentive Plan within 60 days of February 2, 2010, to Messrs. Yackira, Kaleta, Ceccarelli, Denis, Rogers and all other executive officers 199,729, 65,852, 92,777, 38,432, 22,159 and 11,354 shares, respectively.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires that Directors, Officers, and any holders of more than 10% of NVE’s common stock file reports with the SEC disclosing ownership of the NVE stock and changes in beneficial ownership. Officers, Directors and 10% stockholders are required by SEC regulations to furnish NVE with copies of all Section 16(a) forms they file.

     To NVE’s knowledge, based solely on review of its records and written representations by persons required to file these reports, all filing requirements under Section 16(a) were complied within a timely fashion during 2009.

AUDIT COMMITTEE REPORT

     The Audit Committee, described above in the section “Board and Committee Meetings,” has adopted and maintains a written charter, which was approved by the full Board of Directors. The Committee reviews and reassesses the adequacy of its charter annually. The Committee most recently amended its charter on February 2, 2010 to assume additional risk oversight responsibilities; the Committee in 2009 also transferred (non-financial) oversight of ethics and related party transactions to the Nominating and Governance Committee. The most recent charter is available for review on the Company’s web site www.nvenergy.com. A written code of ethics applicable to all the Company’s officers and employees, including the Company’s Chief Executive Officer and Chief Financial Officer, has been in existence for several years. The Code is also periodically reviewed by management and the Audit Committee.

     In accordance with its written charter, the Audit Committee is responsible for the appointment, compensation, retention, and oversight of the Company’s independent auditors and assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting and risk oversight practices of the Company and oversees the efficacy of its internal and external controls. The Audit Committee reviews and discusses Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K, before recommending the adoption of the 10-K by the Company and filing of the 10-K with the SEC.

     In discharging its oversight responsibility as to the audit process, the Audit Committee has discussed with the independent auditors their independence from NVE and its management, including the matters in the written disclosures we received from the independent auditors regarding the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and discussed with the auditors any relationships that may impact their objectivity and independence, including whether the provision of non-audit services by the auditors is compatible with maintaining auditor independence, and satisfied itself as to the auditors’ independence. A statement of audit fees and all other fees charged by the auditors during 2009 and 2008 is set forth below under “Independent Public Accountants — Principal Accounting Fees and Services.”

     The Committee also discusses with management, the internal auditors, and the independent auditors the quality and adequacy of the Company’s internal controls and the internal audit functions organization, responsibilities, budget and staffing. The Committee reviews with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks. As part its review of the internal audit function of the Company, the Committee reviews the annual risk assessment conducted by the internal auditors and throughout the year approves any changes to the audit plans prepared by the internal auditors. The Audit Committee has the authority to appoint or replace the Vice President, Internal Audit and conducts ongoing review of his independence, competence, staffing adequacy and authority.

     The Committee discusses and reviews with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 114, “The Auditor’s Communication With Those Charged with Governance” and SEC Regulation S-X, Rule 2-07. These include but are not limited to (1) accounting policies for unusual transactions, (2) the impact of accounting policies for which there is no authoritative consensus, (3) sensitive accounting estimates, and (4) disagreements with management. The Committee also discusses and reviews the process used by management in formulating particularly sensitive accounting estimates and the basis for the conclusions of its independent auditors regarding the reasonableness of those estimates, and, with and without management present, discusses and reviews the results of the independent auditors’ examination of the financial statements. The Committee also discusses the results of the internal audit examinations.

     The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2009, with management and the independent auditors, which included a discussion of the quality and effect of accounting principles, the reasonableness of significant judgments, and the clarity of disclosure in the financial statements. Management has the responsibility for the preparation of the Company’s financial statements and the independent auditors have the responsibility for the examination of those statements.

     The Company’s audited financial statements are included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC.

     All members of the Audit Committee are independent as defined in Section 303A.02 of the NYSE Listed Company Manual and Rules 10A-2 and 10A-3(b)(1) of the Exchange Act. No member of the Committee has any relationship with the Company that might interfere with the exercise of independence from management of the Company. Each member is financially literate and knowledgeable. Mr. Christenson, the Chairman, is the former Chief Financial Officer of a former NYSE listed company, a CPA and former partner in a professional accounting firm and has considerable knowledge of financial accounting, reporting, management and internal controls, and the Board of Directors has determined that he is an accounting and related financial management expert as defined by the New York Stock Exchange standards and an “audit committee financial expert” as defined in the rules and regulations of the Exchange Act.

AUDIT COMMITTEE
Glenn C. Christenson, Chair
Susan F. Clark
Stephen E. Frank
Brian J. Kennedy
Maureen T. Mullarkey

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2009, Ms. Clark, Ms. Coleman, and Messrs. Anderson (chair), Christenson, Day, Frank, Herbst, Satre and Snyder served as members of the Compensation Committee. None of them were at any time during 2009, or before then, an officer or employee of NVE or any of its subsidiaries. None of them had any relationships with NVE or any of its subsidiaries during 2009 that was required to be disclosed under Item 404 of Regulation S-K under the Exchange Act.

     During 2009, none of our executive officers or any of our subsidiaries served as a Director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, whose executive officer served on our Board of Directors or any of our subsidiaries or the Compensation Committee.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors of NVE oversees NVE’s compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement.

     In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE
Joseph B. Anderson, Jr., Chair
Glenn C. Christenson
Theodore J. Day
Stephen E. Frank
Donald D. Snyder

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

      John F. O’Reilly, a member of NVE’s Board of Directors, has a son who, since November 2007, has been employed by O’Reilly Law Group, LLC. Prior to that time, he was an associate of the Waller Law Group and McNulty Law Group, which acted as co-counsel for NVE, NPC and SPPC in two litigation matters. One of those matters settled in 2008 and the other settled in 2009. Because of the passage of time since Mr. O’Reilly’s son’s relationship with those firms, the Board of Directors has concluded that Mr. O’Reilly satisfies the requirements for independence under the rules of the New York Stock Exchange.

     Philip G. Satre, a member of NVE’s Board of Directors, was a member of the board of directors of the Nevada Cancer Institute, a non-profit research center, during 2009 until his retirement from that board in February, 2009. NV Energy’s Charitable Foundation has agreed to donate to the Nevada Cancer Institute $1,000,000 in equal installments over five years beginning in 2008. NVE’s Board of Directors approved the donation in 2008 and determined, based on the particular facts and circumstances, including the size and nature of the donation and the fact that Mr. Satre did not receive any remuneration from the Nevada Cancer Institute, that the donation did not constitute a material relationship between NVE and Mr. Satre that would affect the independence of Mr. Satre as a Director of NVE.

     Donald D. Snyder, a member of NVE’s Board of Directors, is the chairman of the board of directors of the Las Vegas Performing Arts Center Foundation, a charitable foundation which is developing the Smith Center for the Performing Arts. NV Energy’s Charitable Foundation has agreed to donate to the Las Vegas Performing Arts Center Foundation $1,000,000 in equal installments over five years beginning in 2008. NVE’s Board of Directors approved the donation and determined, based on the particular facts and circumstances, including the size and nature of the donation and the fact that Mr. Snyder does not receive any remuneration from the Foundation, that the donation did not constitute a material relationship between NVE and Mr. Snyder that would affect the independence of Mr. Snyder as a Director of NVE.

     John O’Reilly and Donald D. Snyder, current independent Directors on NVE’s Board of Directors, are among the 64 volunteer trustees of the UNLV Foundation, a charitable organization that raises private support for educational purposes relating to the University of Nevada, Las Vegas. NV Energy’s Charitable Foundation has agreed to donate $500,000 in two annual installments of $250,000 beginning in 2009 to support the development of an undergraduate educational program at UNLV in renewable energy resources. NVE’s Board of Directors approved the donation and determined, based on the particular facts and circumstances, including the size and nature of the donation and the fact that those individuals do not receive any remuneration from the Foundation, that the donation did not constitute a material relationship between NVE and those individuals, and that Messrs. O’Reilly’s and Snyder’s status as independent Directors of NVE would not be affected.

     On February 2, 2010, NVE announced the resignation of William D. Rogers as Senior Vice President, Chief Financial Officer and Treasurer of NVE, which was effective as of that date. In connection with that resignation, on February 17, 2010, NVE and Mr. Rogers executed a separation agreement (the “Separation Agreement”), which, among other things, provides for payment to Mr. Rogers by NVE of a lump sum cash amount equal to $687,519.28. Pursuant to the terms of the Separation Agreement, Mr. Rogers shall also receive, among other things, those employee benefits provided by NVE upon termination of employment pursuant to the terms and subject to the conditions of the employee benefit plans and programs of NVE in which Mr. Rogers participated and all amounts due to him as salary for services rendered through the date of his resignation.

Affiliate Transactions and Relationships

     Employees of NVE provide certain accounting, treasury, financial planning and administrative services to NPC and SPPC. The costs of those services are allocated between NPC and SPPC according to usage by each. During 2009, the cost for such services allocated to NPC was $6.5 million and the cost of such services allocated to SPPC was $2.8 million. Additionally, all of NVE’s officers are also officers of NPC and SPPC, except for Mr. Lavey, who is an officer of NV Energy, Inc. only. All three companies have the same members of their respective Boards of Directors.

     NVE files a consolidated federal income tax return for itself and its subsidiaries. Current income taxes are allocated based on each entity’s respective taxable income or loss and investment tax credits as if each subsidiary filed a separate return. NVE does not believe that any significant additional tax liability would be incurred by any of its subsidiaries on behalf of any other subsidiary; however, NVE and its subsidiaries could potentially incur certain tax liabilities as a result of the joint tax filing in the event of a change in applicable law or as a result of an audit.

     As part of on-going cash management practices and operations, NVE may make intercompany loans to NPC and SPPC, subject to any applicable regulatory restrictions and restrictions under NVE’s or NPC’s or SPPC’s financing agreements.

Review, Approval or Ratification of Transactions with Related Parties

     In accordance with the Policy and Procedure Governing Related Party Transactions (the “Policy”) adopted by the Board in 2008, all Related Party Transactions would be subject to review and approval by the Audit Committee. Under the Policy, the Audit Committee shall review any existing Related Party Transactions entered into during the last fiscal year for a determination whether to ratify or rescind such transaction. For purposes of the Policy, a Related Party Transaction is any transaction, arrangement or relationship or a series of similar transactions, arrangements or relationships, including any indebtedness or guarantee of indebtedness, where the aggregate amount involved is expected to exceed $50,000, in any calendar year, in which the Company, including any of its subsidiaries, was, is or will be a participant and in which any Related Party had, has or will have a direct or indirect material interest. Related Parties are executive officers, Directors, nominees for Director, any person who is known to be the beneficial owner of more than 5% of the Company’s voting securities, any immediate family member of any of the foregoing persons, and any entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 10% beneficial ownership interest.

     The Audit Committee (or the Chair of the Audit Committee, to whom authority has been delegated under certain circumstances) would approve only those Related Party Transactions that are in the best interests of the Company and its stockholders, or not inconsistent therewith, in its (or his or her) good faith judgment. In making a determination to approve or ratify, the Committee (or the Chair) will consider, in particular, but not exclusively, such factors as:
  The extent of the Related Party’s interest in the transaction;

  The benefits to the Company;

  The availability of other sources of comparable products or services;

  Whether the terms of the transaction are no less favorable than terms generally available in unaffiliated transactions under like circumstances;

  The aggregate value of the transaction; and

  The effect on a Director’s independence.
     The Policy provides that the following transactions are deemed pre-approved: (a) compensation paid to a Director if such compensation is pursuant to Board-approved standard compensation agreements for Directors; (b) any transaction with another company at which a Related Party’s only relationship is as a Director and/or beneficial owner of less than a 10% equity interest in that company’s shares; (c) any transaction in which rates or charges involved are determined by competitive bids or involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority; (d) any transaction involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture or similar services; (e) any transaction in which the Related Party’s interest arises solely from the ownership of the Company’s equity securities and all holders of the Company’s equity securities received the same benefit on a pro rata basis (e.g., dividends); and (f) transactions available to employees generally.

     On October 30, 2009, the Board approved that authority concerning related party transaction review and determinations transferred from the Audit Committee to the Nominating and Governance Committee.

INDEPENDENT PUBLIC ACCOUNTANTS

     The audit committee has selected Deloitte & Touche LLP (Deloitte), independent public accountants, to conduct audits of our financial statements and the effectiveness of NVE’s internal controls over financial reporting as of and for the fiscal year ended December 31, 2010. Deloitte audited our financial statements and the effectiveness of NVE’s internal controls over financial reporting as of and for the fiscal year ended December 31, 2009. A representative of Deloitte will be present at the Annual Meeting to answer questions from stockholders and will have an opportunity to make a statement if desired.

Principal Accounting Fees and Services

     The following table summarizes the aggregate fees billed to NVE, NPC and SPPC by our independent public accountants, Deloitte.

	NPC		SPPC		NVE Consolidated
	2009	2008	2009	2008	2009	2008
Audit Fees(a)	$1,036,424	$1,262,653	$1,048,674	$1,231,004	$2,191,538	$2,737,605
Audit Related Fees(b)	—	—	17,000	22,000	17,000	22,000
All Other Fees(c)	—	—	—	—	—	64,000
Total	$1,036,424	$1,262,653	$1,065,674	$1,253,004	$2,208,538	$2,823,605
____________________

(a)	Fees for audit services billed for 2009 and 2008 consisted of:
  Audit of the companies’ financial statements;

  Reviews of the companies’ quarterly financial statements; and

  Comfort letters, regulatory audits, consents and other services related to SEC matters.
(b)	Fees for audit related services billed for 2009 and 2008 consisted of agreed upon procedures.

(c)	All other fees billed in 2008 related to NVE, NPC and SPPC consisted of permitted non-audited services, such as income tax assistance and conference fees.

     In considering the nature of the services provided by the independent public accountants, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent public accountants and Management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the Public Company Accounting Oversight Board and the American Institute of Certified Public Accountants.

     Under the Audit Committee’s charter, the Audit Committee has the sole authority to appoint or replace the Company’s independent auditors. In connection with this authority, the Audit Committee must approve all audit engagement fees and terms and all significant non-audit engagements of Deloitte. Prior to the beginning of each engagement, the Audit Committee or its designated member must review and pre-approve both audit and permissible non-audit services to be provided by Deloitte. Throughout the year, the Audit Committee reviews proposed and actually provided services, along with the associated fees charged by Deloitte. The Audit Committee also considers Deloitte’s work throughout the year and evaluates the auditor’s qualifications, performance and independence.

     The Audit Committee has delegated to the Chairman of the Audit Committee the authority to review and pre-approve both audit and permissible non-audit services provided by Deloitte. In the event the pre-approval of such services is provided between Audit Committee meetings, the pre-approval of such services must be reported to the Audit Committee at its next regularly scheduled meeting.

     The services performed by Deloitte in 2009 were pre-approved on April 30, 2009, by the Audit Committee in accordance with its charter and the Audit Committee’s Policy for the Approval of Audit and Non-Audit Services Provided by the Independent Auditor. This policy takes into account the importance of maintaining the independent and objective viewpoint of Deloitte from the Company’s management. It also provides that although the SEC rules provide a de minimis exception to the preapproval requirement for non-audit services under certain circumstances, all audit and non-audit services must still be pre-approved. It specifically describes the permitted audit, audit-related, tax, and other services that Deloitte may perform.

     During 2009, fees for audit-related services, tax services and all other fees were pre-approved by the Audit Committee or Chairman of the Audit Committee.

COMMUNICATIONS WITH DIRECTORS

     The Board of Directors will give appropriate attention to written communications on issues that are submitted by stockholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, the chairman of the Nominating and Governance Committee will, with the assistance of our internal legal counsel, (1) be primarily responsible for monitoring communications from stockholders and other interested parties and (2) provide copies or summaries of such communications to the other Directors as he or she considers appropriate.

     Communications will be forwarded to all Directors if they relate to substantive matters and include suggestions or comments that the chairman of the Nominating and Governance Committee considers to be important for the Directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

     Stockholders and other interested parties may communicate directly with the Company’s non-management Directors as a group, or with any individual Director, by addressing such communications to the desired recipients and sending it c/o Corporate Secretary, NV Energy, Inc., P.O. Box 98910, Las Vegas, NV 89151, and marking such communications as “confidential.”

OTHER MATTERS

     We have no knowledge of any matters to be presented for action by the stockholders at the Annual Meeting other than as set forth herein. However, the enclosed proxy gives discretionary authority to the persons named therein to act in accordance with their best judgment in the event that any additional matters should be presented.

     To the extent that this proxy statement has been or will be specifically incorporated by reference into any filing by us under the Securities Act of 1933, as amended, or the Exchange Act, the sections of the proxy statement entitled “Compensation Committee Report” and “Audit Committee Report” shall not be deemed to be “soliciting materials” or to be so incorporated, unless specifically otherwise provided in any such filing.

     So that your shares may be represented if you do not plan to attend the Annual Meeting, please vote your shares by mail, the Internet or telephone.

On Behalf of the Board of Directors

PAUL J. KALETA,
Corporate Secretary

March 19, 2010

NVEnergy

2010 Annual Shareholder's Meeting

Vegas PBS Educational Technology Campus
McLeod Drive
Flamingo Road

95
215
Ann Rd.
Painted Desert Golf Course
Los Prados Golf Club
Jones Blvd
15
215
Durango Dr.
Craig Rd.
Decatur Blvd
Allen Ln
Simmons St.
Martin L King Blvd
Craig Rd.
Alexander Rd.
Rampart Blvd
Cheyenne Ave.
95
Cheyenne Ave.
Buffalo Dr.
North Las Vegas Airport
Sun City Blvd
Hills Center Dr.
Carey Ave.
Carey Ave.
Summerlin Pkwy
Lake Mead Blvd
Lake Mead Blvd
Vegas Dr.
Old Las Vegas Mormon State Historic Park
Owens Ave
215
Washington Ave
Washington Ave
Angel Park Golf Club
Eastern Ave.
Pecos Rd.
Lamb Blvd
Bonanza Rd.
Hollywood Blvd
95
Meadows Mall
95
Stewart Ave.
Alta Dr.
Badlands Golf Club
Charleston Blvd.
Jones Blvd
Las Vegas Blvd.
Fremont St.
Charleston Blvd.
Red Rock Station Hotel & Casino
Canyon Gates Country Club
Sahara Ave.
St. Louis Ave
Royal Links Golf Club
Sahara Ave
Alta Dr.
Las Vegas Country Club
Winchester
Nellis Blvd.
Desert Inn Rd.
Durango Dr.
Desert Inn Golf Club
Boulevard Mall
95
Stallion Mountain Country Club
Buffalo Dr.
Flamingo Rd.
15
Flamingo Rd.
582
Tenaya Way
Decatur Blvd
UNLV
Boulder Hwy.
Paradise Rd.
215
Tropicana Ave.
Tropicana Ave.
Pecos Rd.
Sam Boyd Football St
Spanish Trail Country Club
Russell Rd.
Russell Rd.
McCarren International Airport
N
W
E
S
Callaway Golf Center
Green Valley Pkwy
Galleria Mall
215
Sunset Rd.
95
Warm Springs Rd.
Warm Springs Rd.
Valle Verde Dr.
Stephanie St.
Belz World Factory Mall
Robindale Rd.
Rhodes Ranch Golf Club
Windmill Pkwy
SilverStone Golf Club
Gibson Rd.
Wigwam Pkwy
160
215
Pecos Rd.
Horizon Ridge Pkwy

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the annual meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER
COMMUNICATIONS
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VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the annual meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to NV Energy, Inc., c/o Broadridge Financial, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
Vote on Directors NV Energy, Inc.

1.	TO ELECT THE MEMBERS OF THE BOARD OF
DIRECTORS.

For nominees listed below (except as written to the
contrary to the right)

	01)	Brian J. Kennedy
	02)	John F. O’Reilly
	03)	Michael W. Yackira

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

☐	☐	☐	___________________________________

Vote on Proposals NV Energy Inc.		For	Against	Abstain

2.	TO AMEND THE COMPANY’S RESTATED EMPLOYEE STOCK PURCHASE PLAN, INCREASING THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE THEREUNDER	☐	☐	☐

3.	TO RATIFY THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐

4.	TO CONSIDER A STOCKHOLDER PROPOSAL RELATED TO SIMPLE MAJORITY VOTING REQUIREMENTS	☐	☐	☐

5.	WITH DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR ALL NOMINEES IN PROPOSAL NO. 1, FOR PROPOSAL NOS. 2 AND 3, AND AGAINST PROPOSAL NO. 4

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Please sign below exactly as your name appears on this card including the title “Executor,” “Trustee,” etc., if the same is indicated. When stock is held by a corporation, this proxy should be executed by an authorized officer thereof.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

Your vote is important. Please vote immediately.

You may also vote the shares over the Internet or by telephone. Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed, dated and returned your proxy card. If you vote the shares over the Internet or by telephone, please do not mail your proxy card.

This proxy is solicited on behalf of the Board of Directors.

ANNUAL MEETING OF STOCKHOLDERS—MAY 4, 2010

The undersigned, revoking all prior proxies, hereby appoints Paul Kaleta and E. Kevin Bethel, or either of them, each with full power of substitution, proxies to vote all shares of Common Stock of NV Energy, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on Tuesday, May 4, 2010, at the Vegas PBS Educational Technology Campus, 3050 E. Flamingo Road, Las Vegas, Nevada at 10:00 a.m., Pacific Time, and at any and all adjournments thereof:

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED “FOR” ALL NOMINEES IN PROPOSAL 1, “FOR” PROPOSALS 2 AND 3 AND “AGAINST” PROPOSAL 4.

Please mark, sign, date, and return the Proxy using the enclosed envelope.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)